EXECUTION COPY

                                                        EXHIBIT H-1


       [AMENDED AND RESTATED] OPEN-END MORTGAGE, ASSIGNMENT
                 OF RENTS AND SECURITY AGREEMENT
                         [OHIO FORM]

               Effective Date: _____________, 1994

         Total Indebtedness (Exclusive of Interest Thereon)
                    Not To Exceed: $150,000,000

            Maturity Date: _____________________, 1996


Mortgagor:   Health Care REIT, Inc.

Mortgagor's Notice Address:   One SeaGate, Suite 1950
                              Toledo, Ohio 43604
                              Attention: Ms. Erin C. Ibele

Agent:                        National City Bank

Agent's Notice Address:       National City Center
                              1900 East Ninth Street
                              Cleveland, Ohio 44114
                              Attention: Metro Ohio Division

Fee Owner:                    Health Care REIT, Inc.
                              One SeaGate, Suite 1950
                              Toledo, Ohio 43604



Premises Address:             __________________________________
                              __________________________________
                              ______________________      County



This Instrument Prepared By and
After Recording Return To:    CALFEE, HALTER & GRISWOLD
                              Suite 1800
                              800 Superior Avenue
                              Cleveland, Ohio 44114-2688

                         TABLE OF CONTENTS

Section                                                        Page

ARTICLE 1 - GRANTING CLAUSES . . . . . . . . . . . . . . . .     2

ARTICLE 2 - OBLIGATIONS SECURED  . . . . . . . . . . . . . .     3
     2.1   Security for Indebtedness . . . . . . . . . . . .     3
     2.2   Security for Future Advances  . . . . . . . . . .     3

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES . . . . . . . . .     3
     3.1   Existence . . . . . . . . . . . . . . . . . . . .     3
     3.3   Enforceability  . . . . . . . . . . . . . . . . .     4
     3.4   Litigation; Proceedings . . . . . . . . . . . . .     4
     3.5   Taxes . . . . . . . . . . . . . . . . . . . . . .     4
     3.6   Compliance with Laws  . . . . . . . . . . . . . .     4
     3.7   ERISA . . . . . . . . . . . . . . . . . . . . . .     4
     3.8   Adverse Obligations; Labor Disputes . . . . . . .     5
     3.9   Insurance . . . . . . . . . . . . . . . . . . . .     5
     3.10  Solvency  . . . . . . . . . . . . . . . . . . . .     5
     3.11  Investment Company Act Status . . . . . . . . . .     5
     3.12  Construction and Completion of Improvements . . .     5
     3.13  Title to the Premises . . . . . . . . . . . . . .     5
     3.14  Independence of Premises  . . . . . . . . . . . .     5
     3.15  Business Purpose  . . . . . . . . . . . . . . . .     6
     3.16  Full Disclosure . . . . . . . . . . . . . . . . .     6

ARTICLE 4 - COVENANTS AND AGREEMENTS . . . . . . . . . . . .     6
     4.1   Payment of Indebtedness . . . . . . . . . . . . .     6
     4.2   Payment of Taxes  . . . . . . . . . . . . . . . .     6
     4.3   Insurance . . . . . . . . . . . . . . . . . . . .     7
     4.4   Escrow Account for Taxes and Insurance  . . . . .     8
     4.5   Changes in Law Regarding Taxes  . . . . . . . . .     8
     4.6   Liens . . . . . . . . . . . . . . . . . . . . . .     9
     4.7   Transfers and Encumbrances  . . . . . . . . . . .     9
     4.8   Waste . . . . . . . . . . . . . . . . . . . . . .     9
     4.9   Compliance with Laws and Private Restrictions . .     9
     4.10  Maintenance and Alterations . . . . . . . . . . .    10
     4.11  Management of the Premises  . . . . . . . . . . .    10
     4.12  Performance of Prior Covenants  . . . . . . . . .    10
     4.13  Compliance with Material Contracts; No Amendment
           or Default of Material Contracts  . . . . . . . .    10
     4.14  Visitation  . . . . . . . . . . . . . . . . . . .    11
     4.15  Estoppel Certificates . . . . . . . . . . . . . .    11
     4.16  Indemnification . . . . . . . . . . . . . . . . .    11
     4.17  Notice Limiting Amount Secured  . . . . . . . . .    11

ARTICLE 5 - CASUALTY LOSSES AND EMINENT DOMAIN . . . . . . .    12
     5.1   Casualty Loss and Application of Insurance
           Proceeds  . . . . . . . . . . . . . . . . . . . .    12
     5.2   Takings . . . . . . . . . . . . . . . . . . . . .    13
     5.3   Distribution of Taking Proceeds and Insurance
           Proceeds  . . . . . . . . . . . . . . . . . . . .    14

ARTICLE 6 - ENVIRONMENTAL COMPLIANCE . . . . . . . . . . . .    14
     6.1   Definitions . . . . . . . . . . . . . . . . . . .    14
     6.2   Environmental Representations and Covenants . . .    15
     6.3   Right of Entry  . . . . . . . . . . . . . . . . .    17
     6.4   Obligations of the Agent and the Banks  . . . . .    17
     6.5   Indemnification Provisions  . . . . . . . . . . .    17

ARTICLE 7 - SECURITY AGREEMENT . . . . . . . . . . . . . . .    17

ARTICLE 8 - DEFAULTS AND REMEDIES  . . . . . . . . . . . . .    19
     8.1   Default . . . . . . . . . . . . . . . . . . . . .    19
     8.2   Acceleration of Maturity; Remedies  . . . . . . .    19
     8.3   Power of Sale . . . . . . . . . . . . . . . . . .    19
     8.4   Performance By the Agent  . . . . . . . . . . . .    19
     8.5   Appointment of Receiver . . . . . . . . . . . . .    20
     8.6   Taking Possession of the Premises . . . . . . . .    20
     8.7   Remedies Non-Exclusive  . . . . . . . . . . . . .    21
     8.8   Execution of Judgment . . . . . . . . . . . . . .    21
     8.9   Fees Payable on Foreclosure . . . . . . . . . . .    21

ARTICLE 9 - ASSIGNMENT OF LEASES AND RENTS . . . . . . . . .    21

ARTICLE 10 - GENERAL . . . . . . . . . . . . . . . . . . . .    21
    10.1   No Waiver . . . . . . . . . . . . . . . . . . . .    21
    10.2   Legal Proceedings . . . . . . . . . . . . . . . .    22
    10.3   Subrogation . . . . . . . . . . . . . . . . . . .    22
    10.4   Release and Partial Release . . . . . . . . . . .    22
    10.5   Subordination . . . . . . . . . . . . . . . . . .    23
    10.6   Waiver of Homestead Rights and Appraisement . . .    23
    10.7   Covenants to Run with the Land  . . . . . . . . .    23
    10.8   No Claims Against Agent or the Banks  . . . . . .    23
    10.9   Further Assurances  . . . . . . . . . . . . . . .    23
    10.10  Recordation . . . . . . . . . . . . . . . . . . .    24
    10.11  Notices . . . . . . . . . . . . . . . . . . . . .    24
    10.12  Governing Law . . . . . . . . . . . . . . . . . .    24
    10.13  Conflict With Laws  . . . . . . . . . . . . . . .    24
    10.14  Interest Limitation . . . . . . . . . . . . . . .    24
    10.15  Rules of Construction . . . . . . . . . . . . . .    24
    10.16  Successors and Assigns; Assignment  . . . . . . .    25
    10.17  Amendments and Waivers  . . . . . . . . . . . . .    25
    10.18  Waiver of Jury Trial  . . . . . . . . . . . . . .    25
    10.19  Jurisdiction; Venue, Inconvenient Forum . . . . .    25
    10.20  Certain Defined Terms . . . . . . . . . . . . . .    26

ARTICLE 11 - DEFEASANCE  . . . . . . . . . . . . . . . . . .    26

EXHIBITS
     Exhibit 1 - Legal Description of Premises
     Exhibit 2 - Permitted Encumbrances


                   INDEX OF CERTAIN DEFINED TERMS

Term                                                     Definition

Agent  . . . . . . . . . . . . . . . . . . . . . . . .     Recitals
Banks  . . . . . . . . . . . . . . . . . . . . . . . .     Recitals
Borrower . . . . . . . . . . . . . . . . . . . . . . .     Preamble
Casualty Loss  . . . . . . . . . . . . . . . . . . . .  Section 5.1
Code   . . . . . . . . . . . . . . . . . . . . . . . .  Section 7.1
Collateral   . . . . . . . . . . . . . . . . . . . . .  Section 3.9
Collateral Documents . . . . . . . . . . . . . . . . .     Recitals
Credit Agreement . . . . . . . . . . . . . . . . . . .     Recitals
Default Rate   . . . . . . . . . . . . . . . . . . . .  Section 4.4
Environmental Claims . . . . . . . . . . . . . . . . .  Section 6.1
Environmental Laws . . . . . . . . . . . . . . . . . .  Section 6.1
Environmental Permits  . . . . . . . . . . . . . . . .  Section 6.1
Event of Default . . . . . . . . . . . . . . . . . . .  Section 8.1
Hazardous Materials  . . . . . . . . . . . . . . . . .  Section 6.1
Improvements . . . . . . . . . . . . . . . . . . . . . Article 1(b)
Indebtedness . . . . . . . . . . . . . . . . . . . . .  Section 2.1
Insurance Proceeds . . . . . . . . . . . . . . . . . .  Section 5.1
Indemnitee . . . . . . . . . . . . . . . . . . . . . .  Section 6.1
Land . . . . . . . . . . . . . . . . . . . . . . . . . Article 1(a)
Law  . . . . . . . . . . . . . . . . . . . . . . . . .  Section 3.2
Loan Documents . . . . . . . . . . . . . . . . . . . .     Recitals
Mortgage . . . . . . . . . . . . . . . . . . . . . . .     Preamble
Mortgagor  . . . . . . . . . . . . . . . . . . . . . .     Preamble
Net Insurance Proceeds . . . . . . . . . . . . . Section 5.1(b)(ii)
Net Restoration Award  . . . . . . . . . . . . . . . .  Section 5.2
Notes  . . . . . . . . . . . . . . . . . . . . . . . .     Recitals
Operator . . . . . . . . . . . . . . . . . . . . . . . Article 1(d)
Operator Lease . . . . . . . . . . . . . . . . . . . . Article 1(d)
Permitted Encumbrances . . . . . . . . . . . . . . . . Section 3.13
Person . . . . . . . . . . . . . . . . . . . . . . . .  Section 6.1
Premises . . . . . . . . . . . . . . . . . . . . . . .   Article 1
State  . . . . . . . . . . . . . . . . . . . . . . . . Article 1(a)
Taking . . . . . . . . . . . . . . . . . . . . . . . .  Section 5.2
Taking Proceeds  . . . . . . . . . . . . . . . . . . .  Section 5.2
Tax  . . . . . . . . . . . . . . . . . . . . . . . . .  Section 4.2

  [AMENDED AND RESTATED] OPEN-END MORTGAGE, ASSIGNMENT OF RENTS
                    AND SECURITY AGREEMENT

          THIS [AMENDED AND RESTATED] OPEN-END MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT (the "Mortgage"), effective as of the ______ day of ______________, 1994, is made by and between HEALTH CARE REIT, INC., a Delaware corporation, whose federal taxpayer identification number is __________, having a mailing address at One SeaGate, Suite 1950, Toledo, Ohio 43604, Attention:
___________________ (hereinafter referred to as "Mortgagor"), and NATIONAL CITY BANK, a national banking association, as Agent for its benefit and the ratable benefit of the Banks (as defined below), their successors and assigns (together with its successors and assigns in such capacity, "Agent"), National City Center, 1900 East Ninth Street, Metro Division, Cleveland, Ohio 44114.

                            RECITALS:

          WHEREAS, Mortgagor, as the "Borrower" has entered into that certain Amended and Restated Credit Agreement dated as of the effective date hereof (as the same may be supplemented, amended, restated, modified or substituted from time to time, the "Credit Agreement"; capitalized terms used herein without definition have the meanings ascribed to such terms in the Credit Agreement) with National City Bank and certain other banks as set forth in the Credit Agreement (such banks and such other banks as may become parties to the Credit Agreement from time to time, together with their respective successors and assigns, all being hereinafter collectively referred to as the "Banks") and Agent as agent for its benefit and the ratable benefit of the Banks (together with its successors and assigns in such capacity hereinafter referred to as "Agent"), pursuant to which the Banks have agreed to loan to the Mortgagor up to $150,000,000 upon the terms and conditions set forth therein [which Credit Agreement amends and restates in its entirety that certain Credit Agreement, dated as of October 1, 1989, by and between the Mortgagor as "Borrower" and National City Bank as Agent for itself and the other banks (the "Original Banks") (National City Bank acting in such capacity is hereinafter referred to as the "Original Agent") which are parties thereto (the "Original Credit Agreement")];

          WHEREAS, to evidence the obligations of the Mortgagor to the Banks under the Credit Agreement, the Mortgagor has executed and delivered to the Banks one or more Revolving Credit Notes dated as of the effective date hereof in the aggregate principal amount of up to $150,000,000 (the "Notes")[, which Notes replace the notes executed and delivered by the Mortgagor under the Original Credit Agreement (the "Original Notes")];

          [WHEREAS, the Mortgagor has executed and delivered to the Original Agent a certain mortgage recorded in Volume ___________, Page ___________, _________ County Records (the "Original Mortgage") to secure to the Original Agent the obligations of the Mortgagor to the Original Agent and the Original Banks under the Original Credit Agreement and all other instruments and agreements evidencing or securing such obligations or otherwise related thereto;]

          [WHEREAS, the Original Agent has assigned to Agent the Original Credit Agreement, the Original Mortgage, and all other instruments and agreements evidencing or securing the obligations of the Mortgagor under the Original Credit Agreement or otherwise related thereto;]

          WHEREAS, the Mortgagor has executed and delivered to the Agent this Mortgage to secure to the Agent the obligations of the Mortgagor to the Banks under the Credit Agreement, the Collateral Documents (as defined in the Credit Agreement), and all Related Writings (as defined in the Credit Agreement) (the Notes, the Credit Agreement, this Mortgage, the Collateral Documents and the Related Writings are sometimes collectively referred to herein as the "Loan Documents")[, which Mortgage amends and restates the Original Mortgage in its entirety];

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the purposes set forth below, the Mortgagor hereby covenants and agrees as follows:

                  ARTICLE 1 - GRANTING CLAUSES

          The Mortgagor does hereby give, grant, bargain, sell, grant a security interest in, mortgage, pledge, hypothecate, assign, and convey unto the Agent, its successors and assigns, all right, title and interest of the Mortgagor (whether fee, leasehold, legal, or equitable) in and to the following real and personal property (hereinafter collectively referred to as the "Premises"):

     (a) the real property situated in the City of ____________, County of ____________, State of ________ (the "State"), described in Exhibit 1 attached hereto and made a part hereof by reference, together with all rights and easements now or hereafter created which are appurtenant thereto (including without limitation all streets, alleys, passages, water, water courses, riparian rights, minerals, rights, liberties and privileges thereof, if any) and all strips and gores and all related tenements and hereditaments, if any (collectively referred to as the "Land"); and

     (b) all buildings and improvements of every kind and description now or hereafter erected or placed on the Land and all materials intended for construction, reconstruction, alteration and repair of such improvements now or hereafter erected thereon (collectively, the "Improvements"), all of which materials shall be deemed to be included within the Premises immediately upon the delivery thereof to the Land, and all fixtures and articles of personal property now or hereafter owned by the Mortgagor and attached to, or located on, and used in the construction, management or operation of the Land or the Improvements, including but not limited to all furniture, furnishings, apparatus, machinery, motors, elevators, fittings, radiators, awnings, shades, blinds, office equipment, carpeting and other furnishings, and all plumbing, heating, lighting, ventilating, refrigerating, incinerating, air-conditioning and sprinkler equipment and fixtures and appurtenances thereto, and all renewals or replacements thereof, proceeds therefrom, or articles in substitution therefor, whether or not the same are or shall be attached to the Improvements in any manner; and

     (c) all awards and other compensation heretofore or hereafter to be made to the present and all subsequent owners of the Premises for any taking by eminent domain, either permanent or temporary, of all or any part of the Premises or any easement or appurtenance thereof, including severance and consequential damage, and change in grade of streets, which said awards and compensation are hereby assigned to the Agent; and

     (d) all of the Mortgagor's right, title and interest in all present and future leases, subleases, lettings and licenses of the Premises including, without limitation, the Lease Agreement between Mortgagor and ___________ (the "Operator"), dated __________ (the "Operator Lease"), cash or securities (including guaranties, letters of credit and other credit enhancement instruments or agreements), deposited thereunder to secure performance by the Mortgagor's tenants (including, without limitation, the Operator) of their obligations thereunder, whether such cash or securities are to be held until the expiration of the terms of such leases or applied to one or more of the expiration of such terms, as well as in and to all judgments, awards of damages and other proceeds relating to rent, tenancies, subtenancies and occupancies of the land, Improvements and personalty, and in and to present and future remainders, rents, issues and profits thereof; and

     (e) all of the Mortgagor's interest in and to all unearned premiums accrued, accruing or to accrue under any and all insurance policies now or hereafter obtained by the Mortgagor insuring all or any portion of the Premises and in and to any and all proceeds payable under any one or more of said policies; and

     (f) all of the Mortgagor's interest in all rents, issues, proceeds, income, revenue and profits of or accruing from any of the foregoing and any renewals, replacements, substitutions, extensions, improvements, betterments, appurtenances and additions to the Improvements or personalty made or acquired by the Mortgagor after the date hereof and all licenses, permits and other like rights or interests now or hereafter held or acquired by the Mortgagor and necessary or useful for the operation of the Premises.

           TO HAVE AND TO HOLD all and singular the Premises, whether now owned, held or hereafter acquired by the Mortgagor, unto the Agent, its successors and assigns, forever.

               ARTICLE 2 - OBLIGATIONS SECURED

2.1 Security for Indebtedness. The Mortgagor has executed and delivered this Mortgage for the purpose of securing the performance of the covenants and agreements contained herein and in any agreement made with respect to the obligations hereby secured, and to secure the payment when due, but not necessarily in the order set forth, of:

     (a) any and all sums advanced, readvanced or loaned to, or to be advanced, readvanced or loaned to, the Mortgagor pursuant to, and all other obligations and liabilities of the Mortgagor arising under or in connection with the Credit Agreement, together with interest thereon at the rate or rates in effect from time to time as provided in the Credit Agreement;

     (b) all sums expended or advanced by the Agent or any of the Banks pursuant to any term or provision of this Mortgage or any of the other Collateral Documents in accordance with the Credit
Agreement;

     (c) all advances or disbursements of the Agent with respect to the Premises pursuant to Section 8.4 of this Mortgage for the payment of taxes, levies, assessments, insurance premiums or costs incurred in the protection of the Premises as provided in Section 5301.233, Ohio Revised Code; and

     (d) the unpaid balances of any loan advances and all other liabilities and indebtedness of the Mortgagor under the Credit Agreement to the extent that the total unpaid indebtedness secured hereby, exclusive of the interest thereon, does not exceed One Hundred Fifty Million Dollars ($150,000,000);

(all of such debts, liabilities and obligations being collectively referred to herein as the "Indebtedness"), and as security for the payment of the Indebtedness the Mortgagor has granted to the Agent a lien against the Premises.

2.2 Security for Future Advances. This Mortgage is given for the purpose of creating a lien on the Premises and expressly is to secure not only the existing Indebtedness but also (i) all extensions, renewals, modifications or reamortizations of the Indebtedness, all increases or additions to the Indebtedness, all loans and future advances and readvances made by the Agent or any of the Banks to the Mortgagor and all other debts, obligations and liabilities of every kind and character of the Mortgagor now or hereafter existing in favor of the Agent and the Banks whether such debts, obligations or liabilities be direct or indirect, primary or secondary, joint or several, fixed or contingent, and whether originally payable to the Agent or any of the Banks or to a third party and subsequently acquired by the Agent or any of the Banks and (ii) future advances or readvances, whether such advances or readvances are obligatory or to be made at the option of the Banks or otherwise, to the same extent as if such future advances or readvances were made, whether under the Credit Agreement, the Loan Documents, or otherwise, on the date of the execution of this Mortgage, and creates such a lien for all advances and readvances regardless of who is the owner of the Premises at the time such advances and readvances are made. The total amount of the Indebtedness may decrease or increase from time to time and the Banks may or shall, as required and obligated by the Credit Agreement, at any time after this Mortgage is delivered for record to the Office of the County Recorder where the Premises are situated, make future advances and readvances to the Mortgagor; however, the total unpaid balance secured at any one time shall not exceed $150,000,000 plus interest thereon computed in accordance with the Credit Agreement and any disbursement made for the payment of taxes, levies or insurance on the Premises with interest on such disbursements computed in accordance with the Credit Agreement.
Any such future advances and readvances, with interest, shall be secured by this Mortgage and shall be evidenced by the Credit Agreement and the Loan Documents.

            ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

          The Mortgagor represents and warrants as follows:

3.1 Existence. The Mortgagor is duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Supplemental Schedule (as defined in the Credit Agreement) sets forth the name and address of the Mortgagor as of the Closing Date, the chief executive office of the Mortgagor and the jurisdiction in which the Mortgagor is incorporated. All of the outstanding stock of each Subsidiary (as defined in the Credit Agreement) of the Mortgagor is owned by the Mortgagor and is fully paid and non-assessable and owned by the Mortgagor free from any security interest, option, equity or other right of any kind. The Mortgagor is duly qualified to transact business in each state or other jurisdiction in which it owns or leases any real property or in which the nature of the business conducted makes such qualification necessary or, if not so qualified, such failure to qualify has neither resulted nor would, more likely than not, result in a Material Impairment or a Material Adverse Effect (as such terms are defined in the Credit Agreement).

3.2 Power, Authorization and Consent. The execution, delivery and performance by the Mortgagor of this Mortgage and of all Related Writings (as defined in the Credit Agreement) to which it is party and the creation of all liens and security interests provided for herein or therein (a) are within the Mortgagor's legal power and authority, (b) have been duly authorized by all necessary or proper action of the Mortgagor, (c) do not require the consent or approval of any governmental body, agency, authority or any other Person (as defined in the Credit Agreement) which has not been obtained and a copy thereof furnished to the Agent and (d) will not violate (i) any provision of any "Law" (which for purposes of this Mortgage means any federal, state, local or foreign law, ordinance, or regulation or any order, case precedent, ruling, directive, judgment, injunction, award or decree or request having the force of law or any other requirement of any governmental or regulatory body, court, tribunal or arbitrator) applicable to the Mortgagor,
(ii) any provision of the Mortgagor's certificate or articles of incorporation or by-laws or regulations, or (iii) any material agreement or material indenture by which the Mortgagor or the property of the Mortgagor is bound, except where such violation specified in this clause (iii) has neither resulted nor would, more likely than not, result in a Material Impairment or a Material Adverse Effect (as such terms are defined in the Credit Agreement, (e) will not result in the creation or imposition of any lien or encumbrance on any property or assets of the Mortgagor except as provided herein and in the Credit Agreement, or (f) will not result in the disqualification of the Mortgage or any Subsidiary of the Mortgagor as a REIT under Section 856 of the Internal Revenue Code.

3.3 Enforceability. This Mortgage constitutes the legal, valid and binding obligation of the Mortgagor, enforceable against the Mortgagor in accordance with its terms subject to any applicable insolvency or bankruptcy Law of general applicability and general principles of equity and any limitations imposed by standards of commercial reasonableness, good faith and fair dealing.

3.4 Litigation; Proceedings. Except as set forth in the Supplemental Schedule, no action, suit, investigation or proceeding is now pending or, to the knowledge of the Mortgagor, threatened against the Mortgagor at law, in equity or otherwise, or with respect to this Mortgage or any Related Writing to which the Mortgagor is a party, before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators which has resulted or would, more likely than not, result in a Material Adverse Effect.

3.5 Taxes. As of the Closing Date, the Mortgagor and each of its Subsidiaries has filed all federal, state and local tax returns which are required to be filed by it and paid all taxes due as shown thereon, including interest and penalties (except to the extent, if any, permitted by Section 5.03(a) of the Credit Agreement).

3.6 Compliance with Laws. Without limiting the representations made in Section 6.2, neither the Mortgagor, nor any Subsidiary of the Mortgagor, nor, to the best knowledge of the Mortgagor, the Operator, is in violation of any Law applicable to the business or properties of the Mortgagor or any Subsidiary of the Mortgagor, except for such minor and isolated violations when taken singly or in the aggregate have neither resulted nor would, more likely than not, result in a Material Adverse Effect.

3.7 ERISA. The Supplemental Schedule sets forth all of the Employee Benefit Plans (as defined in the Credit Agreement) of the Mortgagor and its ERISA Affiliates (as defined in the Credit Agreement). No Accumulated Funding Deficiency (as defined in the Credit Agreement) exists in respect of any Employee Benefit Plan of the Mortgagor or any of its ERISA Affiliates which exceeds One Hundred Thousand Dollars ($100,000). No Reportable Event (as defined in the Credit Agreement) has occurred in respect of any Employee Benefit Plan which is continuing and which (i) constitutes grounds either for termination of the plan or for court appointment of a trustee for the administration thereof or (ii) has resulted or would, more likely than not, result in a Material Adverse Effect. No "prohibited transaction" (as defined in Section 406 of ERISA or
Section 4975 of the Internal Revenue Code of 1986, as amended) has occurred that has resulted in or would, more likely than not, result in, a Material Adverse Effect. None of the Mortgagor or any of its ERISA Affiliates has (i) had an obligation to contribute to any Multiemployer Plan, as defined in Section 4001(a)(3) of ERISA, since 1987 or (ii) incurred or reasonably expects to incur any liability for the withdrawal from such a Multiemployer Plan which liability has resulted or would, more likely than not, result in a Material Adverse Effect.

3.8 Adverse Obligations; Labor Disputes. Except as set forth in the Supplemental Schedule, the Mortgagor is not subject to any contract, agreement, corporate restriction, judgment, decree or order materially and adversely affecting its business, property, assets, operations or condition, financial or otherwise, is not a party to any labor dispute (other than grievance disputes which do not in the aggregate materially and adversely affect any of the operations, financial condition, or business of the Mortgagor and its Subsidiaries, if any, on a consolidated basis), and there are no strikes, slow downs, walkouts or other concerted interruptions of operations by employees whether or not relating to any labor contracts which have resulted or would, more likely than not, result in a Material Adverse Effect.

3.9 Insurance. As of the Closing Date, the insurance coverage of the Mortgagor consists of those insurance policies disclosed on the Supplemental Schedule as required by and set forth in Section 5.03(d) to the Credit Agreement and in the Collateral Documents.

3.10 Solvency. The Mortgagor and each of its Subsidiaries is Solvent (as defined in the Credit Agreement).

3.11 Investment Company Act Status. The Mortgagor is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. Section 80(a)(1), et seq.).

3.12 Construction and Completion of Improvements. All buildings and Improvements comprising the Premises have been completed and installed in a good workmanlike manner, in compliance with all applicable Law, ordinances, building codes and the plans and specifications except where noncompliance with any of the foregoing, when taken singly or with all other instances of noncompliance, has neither resulted nor would, more likely than not, result in a Material Impairment. The Premises are served by electric, gas, sewer, water, telephone and other utilities required for their present and contemplated uses and operation. Any and all streets, utility lines and offsite improvements, which provide access to the Premises or are necessary for its present and contemplated uses, have been completed, are serviceable and have been accepted or approved by appropriate governmental bodies.

3.13 Title to the Premises. (i) The Mortgagor has good and marketable fee simple title to the Premises described on Exhibit 1, free and clear of all liens, security interests, restrictions and encumbrances except only those listed on Exhibit 2 attached hereto and made a part hereof by reference (hereinafter collectively referred to as the "Permitted Encumbrances"), (ii) the Mortgagor has good and marketable title to each item of personal property comprising the Premises (hereinafter collectively referred to as the "Collateral) free and clear of all liens, security interests, restrictions and encumbrances except only the Permitted Encumbrances, and (iii) the Mortgagor has good right to bargain, sell and convey the Premises in manner and form as above written. The Mortgagor will warrant and defend the Premises with the appurtenances thereunto belonging to the Agent and the Banks, their successors and assigns, forever against all lawful claims and demands whatsoever subject only to the Permitted Encumbrances.

3.14 Independence of Premises. The Mortgagor has not permitted and shall not permit by act or omission any building or other improvements on premises not subject to the lien of this Mortgage to rely on the Premises or any part thereof or any interest therein to fulfill any municipal or governmental requirement for the existence of such premises or such building or improvement, and no building or other improvement on the Premises has relied or shall rely on any premises not subject to the lien of this Mortgage or any interest therein to fulfill any governmental or municipal requirement. Mortgagor shall not by act or omission impair the integrity of the Premises as one or more separate subdivided zoning lots separate and apart from all other premises.

3.15 Business Purpose. The Indebtedness is incurred solely for a business purpose and not a personal, family, household or agricultural purpose.

3.16 Full Disclosure. No information, exhibits or reports furnished by the Mortgagor to the Agent or any Bank omits to state any fact necessary to make the statements contained therein not materially misleading in light of the circumstances and purposes for which such information was provided. The Mortgagor has provided all information requested by the Agent or any Bank and all such information is complete and accurate in all material respects.

            ARTICLE 4 - COVENANTS AND AGREEMENTS

          The Mortgagor and its successors and assigns hereby covenant and agree with the Agent and the Banks, their successors and assigns, as follows:

4.1  Payment of Indebtedness.  The Mortgagor will pay the
Indebtedness according to its tenor and effect when due and owing and keep and perform all covenants, agreements, conditions and stipulations thereof.

4.2  Payment of Taxes.

     (a) The Mortgagor shall pay or cause to be paid, before any penalty, interest or cost may be imposed, all real estate taxes, assessments, levies, water and sewer rents and charges, charges for public utilities and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time during the term of this Mortgage may be assessed, levied, imposed upon, or grow or become due and payable out of or in respect of, or become a lien on, the Premises or any part thereof or any appurtenance thereto or the Indebtedness or the interest of the Agent and the Banks therein excepting the federal income tax imposed on the Agent or the Banks under the laws of the United States (all such taxes, assessments, levies, water and sewer rents and charges, charges for public utilities, and other governmental charges being hereinafter collectively referred to as "Taxes", and any of the same being hereinafter referred to as a "Tax"); provided, however, that if any Tax may at the option of the taxpayer be paid in installments (whether or not interest shall accrue on the unpaid balance of such Tax), the Mortgagor may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Tax) in installments and, in such event, shall pay such installments as the same respectively become due and before any fine, penalty, further interest or cost may be added thereto. The Mortgagor shall submit evidence of the payment of all Taxes to the Agent not less than ten
(10) Business Days after the due date for such payment. The Mortgagor shall be entitled to the benefit of installment payments regarding any Tax which is payable in installments, provided, however, in the event the Mortgagor fails to make any installment payment when due, the entire amount of such Tax (together with any accrued interest on the unpaid balance thereof) shall, for the purposes of this Section 4.2, be deemed due and payable by the Mortgagor in its entirety on the day a lien would attach to the Premises.

     (b)  Notwithstanding the provisions of subsection (a) above,
(i) the Mortgagor shall have the right to contest in good faith any Tax upon posting with the Agent (or other agent if required under applicable Law) sufficient security, satisfactory to the Agent, in its reasonable judgment, for the payment thereof, with interest, costs and penalties, under written agreement conditioning payment of such contested Taxes upon determination of such contest, or prior thereto if the continuance of such contest shall put the Premises in jeopardy of tax sale or forfeiture; provided, however, that the Mortgagor shall not be required to post such security so long as (A) no Event of Default exists, and (B) the posting of such security is not required to stay enforcement of such Tax and the Premises are not in jeopardy of tax sale or forfeiture; and (ii) so long as there exists no Event of Default under this Mortgage, the Mortgagor shall make all payments of Taxes directly to the appropriate authorities and without making the payments to the escrow account contemplated by Section 4.4, but upon the occurrence of any Event of Default, the provisions of Section 4.4 shall be automatically applicable and in full force and effect.

4.3  Insurance.

    (a) The Mortgagor shall cause the Operator of the Premises to keep the Improvements on the Premises insured by a policy or policies of all risk replacement cost insurance (with agreed amount endorsement) against loss or damage by, or abatement of income resulting from fire, flood and such other hazards, casualties and contingencies (including, but not limited to, extended coverage, vandalism, malicious mischief), in an amount not less than the greater of (i) the full replacement cost thereof, or (ii) the amount necessary so that none of the parties hereto shall be deemed a co-insurer of a loss, and for such length of time as shall be required by the Agent, which such policy shall be for the benefit of the Mortgagor and the Agent, as their interests may appear, and shall provide that no cancellation, reduction in amount, or change in coverage shall be effective until at least thirty (30) days after receipt by the Agent of written notice thereof. The Mortgagor shall cause the Operator of the Premises to maintain flood insurance, if required pursuant to a designation of the area in which the Premises are located as flood prone or a flood risk area, as defined by the Flood Disaster Protection Act of 1973, as amended, in an amount of not less than the greater of (i) the sum of the full replacement cost thereof, or (ii) the amount necessary so that none of the parties hereto shall be deemed a co-insurer of a loss, as well as comply with any additional requirements of the National Flood Insurance Program as set forth in said Act. In the event flood insurance in the required amount is not available, flood insurance in the maximum amount available shall be obtained.

     (b) The Mortgagor shall cause the Operator of the Premises to maintain for the mutual benefit of the Agent and the Mortgagor general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Premises or any elevators therein and on, in or about the adjoining streets and passageways, such insurance to afford protection to such limits as the Agent may from time to time request, acting reasonably. All of such insurance shall be primary and non-contributing with any insurance policy which may be carried by the Agent and the Banks.

     (c) The Mortgagor shall cause the Operator of the Premises to maintain all workers' compensation coverage required in connection with the Premises by the applicable Law of the State.

     (d) Absent the prior written consent of the Agent, all such insurance policies shall be paid in full for periods of not less than one (l) year in advance. So long as there exists no Event of Default under this Mortgage, the Mortgagor shall make all payments of insurance premiums directly and without making the payments to the escrow account contemplated by Section 4.4, but upon the occurrence of an Event of Default, the provisions of Section 4.4 shall be automatically applicable and in full force and effect.

     (e) All insurance policies shall be issued by an insurer lawfully doing business in the State and satisfactory to the Agent, and, to the extent of its interest, are to be for the benefit of and first payable in case of loss to the Agent as first mortgagee without contribution. In the event the insurance coverage required hereunder is provided as part of a blanket policy, then in such event the amount of the coverage specifically applicable to the Premises shall be stated on the face of the policy. The Mortgagor shall place and keep the original policies of insurance required hereunder with the Agent or, at the Mortgagor's election, a copy thereof and an original certificate thereof, and shall deliver to the Agent a new policy (or a copy thereof and an original certificate thereof) in replacement for any expiring policy, with evidence of advance premium payments, to the Agent at least thirty
(30) days before the date of such expiration at the Agent's address as set forth at the beginning of this Mortgage, or at such other place or to such other party as the Agent may, from time to time, designate in writing.

     (f) The Mortgagor, to the full extent permitted by Law and without invalidating the insurance with respect to the Premises required above, shall obtain endorsements by all insurers waiving any right of subrogation against tenants under any leases with respect to the Premises and shall require the same of such tenants. The Agent and the Banks shall not, because of accepting, rejecting, approving or obtaining insurance, incur any liability for the existence, nonexistence, form or legal sufficiency thereof, the solvency of any insurer, or the payment of losses.

     (g) Upon foreclosure of this Mortgage, any Event of Default, or other transfer of title or assignment of the Premises in discharge, in whole or part, of the Indebtedness, all right, title and interest of the Mortgagor in and to all policies of insurance, or portions thereof, required by this Section 4.3 and relating to the Premises shall inure to the benefit of and pass to the Agent.

4.4 Escrow Account for Taxes and Insurance. Subject to the provisions of Sections 4.2(b) and 4.3(d) hereof, the Mortgagor will pay to the Agent in addition to the monthly payments of principal and interest under the terms of the Indebtedness secured hereby and concurrently therewith monthly until the Indebtedness is fully paid, the following sums:

     (a) A sum equal to one-twelfth (1/12) of the estimated annual cost of the Taxes, and one-twelfth (1/12) of the annual insurance premiums required to keep the buildings, fixtures and equipment of the Premises insured as required hereunder, which monthly payments shall be credited to an escrow account, to be held by the Agent without interest accruing thereon to pay each of the said particular items. The amount of the estimated monthly payment under this Section may be adjusted from time to time so that the amount deposited by the Mortgagor shall approximate the total sum required annually for payment of all Taxes and insurance premiums required hereunder. This adjustment shall be made on demand of the Agent and any deficiencies shall be paid by the Mortgagor within ten (10) days of the Agent's demand therefor. If funds in the escrow account are insufficient to pay all Taxes and insurance premiums and the Mortgagor has failed, refused or neglected to pay the same as they become due, the Agent may, but shall have no obligation to, pay the same plus any interest or penalties due thereon. Any such amount so paid by the Agent shall be added to the Indebtedness forthwith with interest at the default rate of interest as set forth in Section 2.06(c) of the Credit Agreement (the "Default Rate"). No later than ten (10) days prior to the date when any insurance premium payment or installment of Taxes is due, without penalty, interest, or delinquency, the Mortgagor shall present to the Agent the bill for any such premium or installment of Taxes, and the Agent shall immediately draw a check on the escrow account, payable to the appropriate insurance provider for the insurance premiums or the appropriate taxing authority for the Taxes, for the amount of said premium or installment (to the extent such funds exist in the escrow account), and shall deliver such check to the Mortgagor.

     (b) Upon receipt of said check by the Mortgagor if such funds are being escrowed, the Mortgagor shall pay and discharge, as the same become payable, the insurance premiums and Taxes. The Mortgagor will submit to the Agent such evidence of the due and punctual payment of all insurance premiums and Taxes as the Agent may require. Any deficiency in the fixed amount of any such aggregate monthly payment not paid by Mortgagor to the Agent within the grace period, if any, applicable to payments to be made under the Credit Agreement shall constitute an Event of Default under this Mortgage. In the event of a sale of the Premises (but without it being considered a waiver of any rights contained herein), any such funds then on deposit with the Agent, automatically and without necessity of further notice or written assignment, shall be transferred to and held thereafter for the account of the new owner to be applied in accordance with the foregoing; provided, however, that in the event any Event of Default has occurred and is continuing at the time of a sale of the Premises, such funds may be used by the Agent to satisfy such Event of Default. Any excess funds then remaining shall be credited to subsequent payments of Taxes and insurance premiums. If the amount of any such payment shall exceed the estimate therefor, the Mortgagor shall upon demand forthwith make good the deficiency. Failure to do so before the due date of such payment shall be an Event of Default hereunder.
If the Premises are sold under foreclosure or are otherwise acquired by the Agent after the occurrence of an Event of Default, any remaining balance of such accumulated funds shall, at the option of the Agent, be credited upon the Indebtedness as of the date on which title to the Premises is transferred.

4.5 Changes in Law Regarding Taxes. If at any time the United States or the State or any of their subdivisions having jurisdiction shall levy, assess, or charge any Tax (i) upon this Mortgage, the Indebtedness or the interest of the Agent and the Banks in the Premises or (ii) upon the Banks by reason of or as holder of any of the foregoing, then the Indebtedness and the accrued interest thereon shall be and become due and payable at the option of the Agent thirty (30) days after the mailing of notice of such election to the Mortgagor; provided, however, said option shall not be available if the Mortgagor lawfully may pay for (or reimburse the Agent and/or any or all of the Banks for) such Tax including interest and penalties thereon to or for the Agent and elects to pay and does, in fact, pay when payable, for all such Tax, including interest and penalties thereon. The Mortgagor further agrees to deliver to the Agent, at any time, upon demand, such evidence as may be required by any government agency having jurisdiction in order to determine whether the Indebtedness hereby secured is subject to or exempt from any such Tax or any other governmental filing or reporting requirement.

4.6 Liens. Except as permitted under the Credit Agreement, the Mortgagor shall keep the Premises free and clear from all mechanics' liens and statutory liens of every kind other than Taxes which may be a lien but not yet due and payable. Further, the Mortgagor will keep and maintain the Premises free from all claims of all persons supplying labor, materials or services which will enter into or otherwise contribute to the construction of any and all buildings and improvements now being erected or which hereafter may be erected on the Premises, notwithstanding by whom such labor or materials may have been contracted; provided, however, that the Mortgagor shall have the right to contest in good faith any such mechanics' lien or statutory lien upon posting with the Agent, or such other agent as may be required pursuant to any applicable statute, sufficient security, satisfactory to the Agent in its reasonable judgment, for the payment thereof, with interest, costs and penalties, under written agreement conditioning payment of such contested mechanics' lien or statutory lien upon determination of such contest, or prior thereto if the continuance of such contest or litigation shall put the Premises in jeopardy of foreclosure sale or forfeiture for such lien.

4.7  Transfers and Encumbrances.

     (a) Except as permitted under the Credit Agreement and except for the Permitted Encumbrances, the Mortgagor shall not sell, encumber (including without limitation by means of subordinate mortgage or lien upon the Premises or any part thereof), assign, lease or dispose of the Premises or any part thereof or interest thereon, or (ii) enter into any contract or agreement to do anything prohibited by clause (i) of this Section 4.7, expressly including without limitation any land contract, lease/purchase, lease/option or option agreement without, in each such case, first obtaining the written consent of the Agent. Any such lease or agreement not actually approved by the Agent shall, at the option of the Agent, be null and void and shall not grant any rights in the Premises to the parties named therein. If the Mortgagor (or any permitted successor-in-interest thereof) is a corporation, then any merger, consolidation or liquidation shall constitute a sale of the Premises for the purpose of this Mortgage. If the Mortgagor (or any permitted successor-in-interest thereof) is a partnership, then any transfer of ownership of any partnership interests shall constitute a sale of the Premises for purposes of this Mortgage. Except as permitted under the Credit Agreement, in the event title to the Premises or any part thereof or interest therein becomes vested in a person or persons not approved by the Agent, the Indebtedness shall become due and payable in full at the option of the Banks in accordance with the terms of the Credit Agreement. In the event title to the Premises or any part thereof or interest therein becomes vested in a person or persons other than the Mortgagor or the Agent, the Agent may, without notice to the Mortgagor, deal with such successor- or successors-in-interest with respect to this Mortgage and the Indebtedness in the same manner as with the Mortgagor, without in any way releasing, discharging or otherwise affecting any liability of the Mortgagor under this Mortgage or for the Indebtedness.

     (b) The consent of the Agent required hereunder may be refused or predicated upon any terms, conditions and covenants deemed advisable or necessary by the Agent in its sole discretion, including but not limited to the right to change the interest rate, date of maturity or payments of principal and/or interest, to require payment of any amounts as additional consideration as a transfer fee or otherwise and to require assumption of this Mortgage and/or one or more Notes. Any lease or sublease of the Premises or any part thereof or interest therein shall provide for the attornment by the subtenant thereof and of all subtenants or estates thereunder to the owner of the Premises after foreclosure or after a deed in lieu of foreclosure in the event the lease or sublease would otherwise have been terminated because of foreclosure.

4.8 Waste. The Mortgagor shall not commit waste upon the Premises or suffer waste to be committed thereon.

4.9 Compliance with Laws and Private Restrictions. The Mortgagor will keep the Premises in full compliance with Law applicable to or affecting the Premises if noncompliance with such Law, when taken singly or with all other instances of noncompliance, has either resulted or would, more likely than not, result in a Material Adverse Effect. The Mortgagor shall observe and comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits (including but not limited to zoning variances, special exceptions and non-conforming uses), privileges, franchises and concessions which are applicable to the Premises or which have been granted to or contracted for by the Mortgagor in connection with any existing or presently contemplated use of the Premises and shall obtain and keep in full force and effect all necessary governmental and municipal approvals as may be necessary from time to time to comply with all environmental, ecological and other requirements and with any and all conditions attached to the insurance relating to the Premises and maintenance thereof, if noncompliance with any of the foregoing, when taken singly or with all other instances of noncompliance, has either resulted or would, more likely than not, result in a Material Adverse Effect.

4.10 Maintenance and Alterations. The Mortgagor shall, or shall cause the Operator of the Premises to, construct, keep and maintain and make all necessary and proper replacements to all buildings and improvements (including fixtures) and all apparatus and personal property owned by the Mortgagor now or hereafter situated on the Premises at all times in good working order, condition and repair, fit and proper for the respective purposes for which they were erected or installed, ordinary wear and tear excepted, and shall refrain from wasting or destroying any such necessary assets or any part thereof and from being negligent in the care or use thereof. No buildings or substantial improvements on the Premises shall be materially altered or demolished or removed by the Mortgagor without the prior written consent of the Agent. The Mortgagor further covenants and agrees to make no alterations to the buildings and improvements now or hereafter located on the Premises that affect or change either the quantity or quality thereof in any material respect, without the prior written consent of the Agent.

4.11 Management of the Premises. Except as permitted under the Credit Agreement and except for the Operator Lease, the Mortgagor shall not enter into any franchise, management, operating or license agreement regarding the Premises without the Agent's prior written consent.

4.12 Performance of Prior Covenants. The Mortgagor hereby acknowledges that the Indebtedness was incurred in good faith for full value received. The Mortgagor covenants and agrees to make all payments and perform all conditions and covenants called for in any prior mortgages, easements, restrictions or other encumbrances now encumbering the Premises or any part thereof or interest therein and those called for in any other superior estate of the Premises prior to the expiration of the cure or grace period applicable thereto, if any, and in the event of default in any such payment or payments, conditions or covenants, the Agent, without waiving the option to declare an Event of Default hereunder, herein reserves the right to make such payments, or perform such conditions or covenants. Any and all such sums paid or expenses incurred on behalf of the Agent, together with interest thereon from the date of payment at the Default Rate, shall be added to the Indebtedness and be secured by this Mortgage.

4.13 Compliance with Material Contracts; No Amendment or Default of Material Contracts.

     (a) The Mortgagor shall perform and observe, and cause each of its Subsidiaries to perform and observe, all the material terms and provisions of each material contract relating to the Premises to be performed or observed by it, including, without limitation, the Operator Lease and all other Operator Lease Documents (as defined in the Credit Agreement) and maintain each such material contract in full force and effect, and enforce, to the extent that the Mortgagor, in its reasonable judgment, determines to be appropriate, each such material contract in accordance with its terms if the failure of the Mortgagor to perform, observe or enforce any one or more of such contracts has neither resulted nor would, more likely than not, result in a Material Adverse Effect. The Mortgagor shall not permit any Operator under any Operator Loan or Operator Lease to remain in material default thereof if such default has resulted or would, more likely than not, result in a Material Adverse Effect.

     (b) The Mortgagor shall not, and shall not permit any of its Subsidiaries to take any action to amend, cancel, terminate, waive any provision of, consent to the noncompliance with any term of any material contract with respect to the Premises (material contracts being deemed to include, without limitation, the Operator Lease and the Operator Lease Documents); provided, however, that the Mortgagor may take any such action so long as such action (i) does not relate to a material financial provision of any agreement which is the subject of the Collateral Assignment of Operator Lease Documents of even date herewith (the "Collateral Assignment"), (ii) does not relate to any provision in any agreement which is the subject of the Collateral Assignment and which provision is expressly for the benefit of the mortgagee or assignee with respect thereto, (iii) is taken in the ordinary course of the Mortgagor's or such Subsidiary's business, (iv) is consistent with the Mortgagor's past practices, (v) which would not, more likely than not, result in a Material Adverse Effect, (vi) will not have an adverse effect on the interest (including the perfection and priority of any security interest or Lien in favor of the Agent or the Mortgagor) of the Agent and the Banks in such agreement or the assets with respect thereto or otherwise result in a Material Impairment.

4.14 Visitation. The Mortgagor shall permit, and shall cause the Operator of the Premises to permit, upon receipt of not less than two Business Days' prior written notice, each of the Banks during normal business hours: (i) to examine the Premises with the guidance and supervision of the Mortgagor, and to examine the Mortgagor's financial records and to make copies of and extracts from such records; and (ii) to consult with the Mortgagor's officers, directors, accountants, actuaries, trustees and plan administrators, as the case may be, in respect of the Mortgagor's financial condition, properties and operations and the financial condition of the Mortgagor's Employee Benefit Plans, each of which parties is hereby authorized to make such information available to each of the Banks to the same extent that it would to the Mortgagor; provided, however, that, all information obtained shall be subject to the provisions of Section 8.03 of the Credit Agreement.

4.15 Estoppel Certificates. Within ten (10) days after request by the Agent, the Mortgagor shall furnish the Agent with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Indebtedness, (ii) the unpaid principal amount of the Indebtedness, (iii) the rate of interest of the Indebtedness, (iv) the date installments of interest and principal were last paid, (v) any offsets or defenses to the payment of the Indebtedness, if any, and (vi) that the Indebtedness and this Mortgage are valid, legal and binding obligations of the Mortgagor and have not been modified or if modified, giving the particulars of such modification.

4.16 Indemnification. The Mortgagor hereby indemnifies and agrees to protect, defend, and save harmless the Agent and the Banks from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs, and expenses (including, without limitation, attorneys' fees and expenses), imposed upon or incurred by or asserted against the Agent or any of the Banks (except liabilities, obligations, claims, damages, penalties, causes of action, costs, and expenses resulting from the Agent's or a Bank's gross negligence or willful misconduct) by reason of (i) ownership of this Mortgage, the Premises, or any interest therein or receipt of any rents; (ii) any alleged obligation or liability on the part of the Agent to be performed or discharged under the terms and provisions of any agreements relating to the Premises, except for such liabilities as the Agent or any of the Banks may specifically assume thereunder; (iii) any accident, injury to or death of persons or loss of or damage to property occurring in, on, or about the Premises or any part thereof or on the adjoining sidewalks, curbs, adjacent property, or adjacent parking areas, streets, or ways; (iv) any use, non-use, or condition in, on, or about the Premises, or any part thereof or on the adjoining sidewalks, curbs, adjacent property, or adjacent parking areas, streets or ways; (v) any actions or omissions of the Mortgagor relating to this Mortgage or the Loan Documents or any failure on the part of the Mortgagor to perform or comply with any of the terms of this Mortgage or the Loan Documents; (vi) the performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof;
(vii) any lease agreement or under or by reason of this Mortgage or the exercise of rights or remedies hereunder and from any and all claims and demands whatsoever which may be asserted against the Agent or any of the Banks by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any such lease agreement; or
(viii) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Mortgage, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Mortgage is made. Any amounts payable to the Agent or any of the Banks by reason of the application of this Section 4.16 shall be secured by this Mortgage and shall become immediately due and payable and shall bear interest at the rate of interest then applicable under the Credit Agreement from the date loss or damage is sustained by the Agent and such of the Banks until paid. The obligations and liabilities of the Mortgagor under this Section
4.16 shall survive the satisfaction, foreclosure, delivery of a deed in lieu of foreclosure, execution, termination or cancellation of the Notes, this Mortgage, the Credit Agreement, the Loan Documents or any other documents relating thereto for whatever reason.

4.17 Notice Limiting Amount Secured. The Mortgagor covenants that it will not, without the prior written consent of the Agent, file of record any notice limiting the maximum principal amount secured by this Mortgage.

          ARTICLE 5 - CASUALTY LOSSES AND EMINENT DOMAIN

5.1  Casualty Loss and Application of Insurance Proceeds.

     (a) Insurance Proceeds. Each of the parties hereto agrees that all amounts and proceeds (including instruments) in respect of the proceeds of any casualty insurance policy on the Improvements (the "Insurance Proceeds"), shall be paid by the respective insurers directly to the Agent, and if paid to the Mortgagor such Insurance Proceeds shall be received only in trust for the Agent, shall be segregated from other funds of the Mortgagor and shall be forthwith paid over to the Agent in the same form as received (with any necessary endorsement). Each of the parties hereto agrees, to the fullest extent that it effectively may do so under applicable Law, that the Agent shall apply all such Insurance Proceeds in accordance with the provisions of paragraph (b) of this Section 5.1.

     (b)  Repairs and Restoration.

          (i) In case of any Casualty Loss when paragraph (ii) of this subsection (b) is not applicable, and so long as no "Event of Default" as defined in the Operator Lease has occurred and is continuing under the Operator Lease (hereinafter referred to as a "Lease Default"), the Mortgagor shall make or cause to be made the repairs to or replacements of the Premises necessary to repair and restore the Premises as nearly as possible to the condition the Premises were in immediately prior to such Casualty Loss promptly after the Insurance Proceeds are settled, and the Agent shall make the Insurance Proceeds received by the Agent pursuant to the provisions of this Mortgage as a result of such Casualty Loss, after deduction of its reasonable costs and expenses, if any, in collecting the same (the "Net Insurance Proceeds") available for the repair and restoration of the Premises, provided that (i) no Event of Default shall exist under the Loan Documents, and (ii) the Mortgagor shall have provided to the satisfaction of the Agent (1) contracts for such repair or replacement demonstrating the Mortgagor's ability to effect such repair or replacement at a cost not greater than such Insurance Proceeds (or, if such cost is greater, accompanied by an explanation of the source of funds for such excess amounts satisfactory to the Agent), and (2) cash-flow projections and other assurances reasonably satisfactory to the Agent providing for the Mortgagor's ability to meet its obligations under the Loan Documents during the period from such Casualty Loss until and following completion of such repair or replacement. Upon satisfaction of the provisions of the preceding sentence of this paragraph, the Net Insurance Proceeds will be disbursed by the Agent to the Mortgagor to pay for the costs of repair and restoration of the Premises. The Net Insurance Proceeds shall be held by the Agent in a separate interest-bearing account until expended in connection with the repair and restoration of the Premises, it being agreed that any Net Insurance Proceeds (together with any accrued interest thereon) so held by the Agent shall constitute additional security for the payment of the Indebtedness secured by this Mortgage. The Net Insurance Proceeds (together with any accrued interest thereon) shall be paid by the Agent to the Mortgagor for application of as much as may be necessary for the payment of the costs of repair, rebuilding or restoration, either on completion thereof or as the work progresses, as directed by the Mortgagor, subject to the provisions of the Operator Lease. As a condition to the disbursement of the Net Insurance Proceeds (and any accrued interest thereon), the Agent shall be entitled to receive (1) title continuation from the title company insuring the Premises evidencing that no mechanics' liens have been filed against the Premises, (2) a certificate from an engineer selected by the Agent, certifying that all work in place has been completed in accordance with the plans and specifications approved by the Agent and (3) certificates or affidavits from contractors and materialmen that all sums payable to such contractors and materialmen to the date of such certificates or affidavits have been paid. The Agent may, prior to making payment from such separate award account, require the Mortgagor to provide evidence that, or deposit with the Agent moneys to be placed in such account so that, there will be adequate moneys available for such repair and restoration. The Agent shall not be obligated to make any payment from such account if there exists an Event or Default hereunder. Any balance of the Net Insurance Proceeds (together with any accrued interest thereon) held by the Agent remaining after payment of all costs of such repair, rebuilding or restoration shall be applied by the Agent in accordance with
Section 5.3 below.

          (ii) If a Lease Default shall have occurred and an Event of Default shall have occurred and be continuing at the time of a Casualty Loss, all insurance payments in respect of such portion of the Premises shall be paid to and applied by the Agent as specified in Section 5.3 hereof. If there shall have occurred a Casualty Loss resulting in the actual or constructive total loss of all of the Premises or more than 50% of the licensed beds at the health care facility operated by Operator at the Premises under the Operator Lease, all insurance payments in respect of such portion of the Premises shall be paid to and applied by the Agent as specified in Section 5.3 hereof, subject to the terms of the Operator Lease.

5.2 Takings. If any compulsory transfer or taking or transfer under threat of compulsory transfer or taking by any agency, department, authority, commission, board, instrumentality, or political subdivision of the State or the United States of America shall be threatened in writing or occur with respect to all or any portion of the Premises (each such occurrence being hereinafter referred to as a "Taking"), the Mortgagor shall (i) promptly upon any such threat of which it is aware or occurrence provide written notice thereof to the Agent, (ii) diligently pursue all its rights to compensation against the State or the United States, as the case may be, or against any agency, department, authority, commission, board, instrumentality or political subdivision thereof in respect of such Taking, (iii) not, without the written consent of the Agent, compromise or settle any claim against the State or the United States, as the case may be, or against any agency, department, authority, commission, board, instrumentality or political subdivision thereof, (iv) hold all amounts and proceeds (including instruments) received in respect of any Taking ("Taking Proceeds") in trust for the benefit of the Agent segregated from other funds of the Mortgagor and (v) forthwith pay over to the Agent all such amounts and proceeds in the same form as received (with any necessary endorsement), free and clear of any encumbrances of any kind or nature whatsoever, to be applied in accordance with the provisions of this Section or Section 5.3 below, as the case may be. To the extent that participation is legally available to the Agent, the Agent may participate in any Taking proceedings, and the Mortgagor shall from time to time use its best efforts to deliver to the Agent, to the furthest extent possible, all instruments requested by it to permit such participation.

          Notwithstanding any Taking, the Mortgagor shall continue to pay all payments at the time and in the manner provided for in the Loan Documents and the amount outstanding on the Indebtedness shall not be reduced until any award or payment therefor shall have been actually received and applied by the Agent to the prepayment of the Indebtedness under the Credit Agreement. If the Premises are sold, through foreclosure or otherwise, prior to the receipt by the Agent of the Taking Proceeds, the Agent shall have the right to receive such Taking Proceeds or a portion thereof sufficient to repay the Indebtedness as though the same were being prepaid under the Credit Agreement, whichever is less. The Mortgagor shall file and prosecute its claim or claims for any such award or payment in good faith and with due diligence and cause the same to be collected and paid over to the Agent, and hereby irrevocably authorizes and empowers the Agent, in the name of the Mortgagor or otherwise to collect and receipt for any such award or payment and to file and prosecute such claim or claims, and although it is hereby expressly agreed that the same shall not be necessary in any event, the Mortgagor shall, upon demand of the Agent, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such award or payment to the Agent, free and clear of any encumbrances of any kind or nature whatsoever.

          If less than all the Premises are taken, unless in the reasonable judgment of the Agent such Taking will have a material adverse effect on the business or financial condition of (i) the Mortgagor or (ii) the Mortgagor and its Subsidiaries, if any, on a consolidated basis, the Agent shall make the proportion of the aggregate award or payment received by the Agent pursuant to the provisions of this Mortgage as a result of such Taking which is specifically awarded for the repair and restoration of the portion of the Premises not taken or in the absence of any such specific award, is in the sole opinion of the Agent necessary to pay for the costs which will be incurred in connection with the repair and restoration of the portion of the Premises not taken after deduction of its reasonable costs and expenses, if any, in collecting the same (the "Net Restoration Award") available for the repair and restoration of the Premises not taken, provided that (i) no Event of Default shall exist under the Loan Documents, (ii) the Mortgagor shall proceed with the repair and restoration of the Premises not taken as nearly as possible to the condition the Premises not taken were in immediately prior to such Taking promptly after the award is settled, and (iii) the Agent shall be satisfied that upon the completion of such repair and restoration the appraised value of the Premises not taken after such repair and restoration, will not be materially less than the value immediately prior to such Taking, as determined by an appraiser selected by the Agent. Upon satisfaction of the provisions of the preceding sentence of this paragraph, the Net Restoration Award will be disbursed by the Agent to the Mortgagor to pay for the costs of repair and restoration of the Premises not taken. The Net Restoration Award shall be held by the Agent in a separate interest-bearing account until expended in connection with the repair and restoration of the Premises not taken, it being agreed that any Net Restoration Award (together with any accrued interest thereon) so held by the Agent shall constitute additional security for the payment of all sums secured by this Mortgage. The Net Restoration Award (together with any accrued interest thereon) shall be paid by the Agent to the Mortgagor for application of as much as may be necessary for the payment of the costs of repair, rebuilding or restoration, either on completion thereof or as the work progresses, as directed by the Mortgagor. As a condition to the disbursement of the Net Restoration Award (and any accrued interest thereon), the Agent shall be entitled to receive (i) title continuation from the title company insuring the Premises evidencing that no mechanics' liens have been filed against the Premises, (ii) a certificate from an engineer selected by the Agent, certifying that all work in place has been completed in accordance with the plans and specifications approved by the Agent and (iii) certificates or affidavits from contractors and materialmen that all sums payable to such contractors and materialmen to the date of such certificates or affidavits have been paid. The Agent may, prior to making payment from such separate award account, require the Mortgagor to provide evidence that, or deposit with the Agent moneys to be placed in such account so that, there will be adequate moneys available for such repair and restoration. The Agent shall not be obligated to make any payment from such account if there exists an Event of Default hereunder. Any balance of the Net Restoration Award (together with any accrued interest thereon) held by the Agent remaining after payment of all costs of such repair, rebuilding or restoration shall be applied by the Agent in accordance with Section 5.3 below.

5.3  Distribution of Taking Proceeds and Insurance Proceeds.
Except as otherwise provided in this Article 5, all Taking Proceeds and Insurance Proceeds with respect to the occurrence of a Casualty Loss or Taking, as well as all payments or amounts then held or thereafter received by the Agent under the Loan Documents as collateral security for the Indebtedness may be applied by the Agent in any one or more of the following ways:

     (a) to the fulfillment of any of the covenants contained herein as the Agent may determine, including, without limitation, the replacement or restoration of the Premises to a condition satisfactory to the Agent, in accordance with this Article 5;

     (b) to the payment of all costs incurred in the collection thereof (including, without limitation, reasonable attorneys' fees and expenses except as may have been limited by Law or by judicial order or decision entered in any action to foreclose this Mortgage);

     (c) to the payment of the Indebtedness secured by this Mortgage owing to the Agent (including any interest or premium accrued thereon); and/or

     (d) to or at the direction of the Mortgagor, unless a court of competent jurisdiction may otherwise direct by final order not subject to appeal.

              ARTICLE 6 - ENVIRONMENTAL COMPLIANCE

6.1 Definitions. The following definitions apply to the provisions of this Article:

     (a) "Environmental Laws" means any federal, state or local law, regulation, ordinance, or order pertaining to the protection of the environment and the health and safety of the public, including (but not limited to) the Comprehensive Environmental
Response, Compensation and Liability Act ("CERCLA"), 42 USC Sections 9601
et seq.; the Resource Conservation and Recovery Act ("RCRA"), 42
USC Sections 6901 et seq., the Hazardous Materials Transportation Act, 49
USC Sections 1801 et seq., the Federal Water Pollution Control Act (33
USC Sections 1251 et seq.), the Toxic Substances Control Act (15 USC Sections 2601 et seq.) and the Occupational Safety and Health Act (29 USC Sections
651 et seq.), and all similar state, regional or local laws, treaties, regulations, statutes or ordinances, common law, civil laws, or any case precedents, rulings, requirements, directives or requests having the force of law of any foreign or domestic governmental authority, agency or tribunal, and all foreign equivalents thereof, as the same have been or hereafter may be amended, and any and all analogous future laws, treaties, regulations, statutes or ordinances, common law, civil laws, or any case precedents, rulings, requirements, directives or requests having the force of law of any foreign or domestic governmental authority, agency or tribunal and the regulations promulgated pursuant thereto, which governs:

          (i)  the existence, cleanup and/or remedy of
contamination on property;

          (ii) the emission or discharge of Hazardous Materials into the environment;

          (iii)  the control of hazardous wastes;

          (iv) the use, generation, transport, treatment, storage, disposal, removal or recovery of Hazardous Materials; or

          (v)  the maintenance and development of wetlands.

     (b) "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investiga-tions, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit ("Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health or the environment.

     (c) "Environmental Permits" means all permits, approvals, notifications, identification numbers, licenses and other authorizations required under any applicable Environmental Laws.

     (d) "Hazardous Material" means and includes (i) any asbestos or other material composed of or containing asbestos which is, or may become, even if properly managed, friable; (ii) petroleum and any petroleum product, including crude oil or any fraction thereof, and natural gas or synthetic natural gas liquids or mixtures thereof; (iii) any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) CERCLA or RCRA, any so-called "Superfund" or "Superlien" law, or any other applicable Environmental Laws, and (iv) any other substance whose generation, handling, transportation, treatment or disposal is regulated pursuant to any Environmental Laws.

     (e) "Indemnitee" means the Agent and the Banks and all subsequent holders of the Indebtedness, their respective successors and assigns, their respective officers, directors, employees, agents, representatives, contractors and subcontractors and any subsequent owner of the Premises who acquires title thereto from or through the Agent.

     (f) "Person" means and includes an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or department or agency thereof.

6.2 Environmental Representations and Covenants. The Mortgagor represents, warrants, covenants and agrees as follows:
     (a) The Premises is in material compliance with Environmental Laws except where such noncompliance, taken singly or taken together with all other noncompliance with Environmental Laws, has neither resulted nor would, more likely than not, result in a Material Adverse Effect. There is no noncompliance with any Environmental Law or existence of any environmental condition which, when taken singly or in the aggregate, has resulted or would, more likely than not, result in a Material Adverse Effect. With respect to the Premises (a) there are no pending or threatened Environmental Claims against the Mortgagor or the Operator or any other environmental condition with respect to the Premises which, taken singly or taken together with all pending or threatened Environmental Claims, has resulted or would, more likely than not, result in a Material Adverse Effect, (b) the Mortgagor and the Operator has been issued and is in compliance with all Environmental Permits except where noncompliance, whether taken singly or taken together with all other noncompliance with Environmental Permits, has neither resulted nor would, more likely than not, result in a Material Adverse Effect, (c) Hazardous Materials have not been released or disposed of on or from the Premises or, to the best knowledge of the Mortgagor, on or from any property adjoining the Premises which, in either case, whether taken singly or taken together with all other releases or dispositions of Hazardous Materials, has resulted or would, more likely than not, result in a Material Adverse Effect. No portion of the Premises is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar federal or state list of sites requiring investigation or clean-up. There are no underground storage tanks, active or abandoned, including petroleum storage tanks, landfills, lagoons, surface impoundments, disposal areas or disposal ponds, on or under the Premises that are in violation of any applicable Environmental Law except where such violation, taken singly or taken together with all other such violations of Environmental Laws, has neither resulted nor would, more likely than not, result in a Material Adverse Effect. The Mortgagor has not and each of its Subsidiaries has not directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar federal or state list or which is the subject of any federal, state or local enforcement actions or other investigations which may lead to claims against the Mortgagor or any of its Subsidiaries for any remedial work, damage to natural resources or personal injury, including claims under CERCLA except where such actions, taken singly or in the aggregate, have neither resulted nor would, more likely than not, result in a Material Adverse Effect. There are no polychlorinated biphenyls or friable asbestos present at the Premises in violation of any applicable Environmental Law where such violation, taken singly or taken together with all such violations, has resulted or would, more likely than not, result in a Material Adverse Effect. No conditions exist at, on or under the Premises which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law which liability, taken singly or together with all other such liabilities, has resulted or would, more likely than not, be expected to result in a Material Adverse Effect. No generation, manufacture, storage, treatment, transportation or disposal of Hazardous Material has occurred or is occurring on or from the Premises which, when taken singly or taken together with all such generation, manufacture, storage, treatment, transportation or disposal, has resulted or would, more likely than not, result in a Material Adverse Effect.

     (b) Without limiting the representations made in Section 6.2(a), to the best knowledge of the Mortgagor, there are no circumstances with respect to the Premises or the operations of the Mortgagor or any of its Subsidiaries that could reasonably be anticipated (i) to form the basis of an Environmental Claim against the Mortgagor or any of its Subsidiaries or the Premises that, taken singly or together with all such circumstances, has resulted or would, more likely than not, result in a Material Adverse Effect or (ii) to cause the Premises to be subject to any restrictions on ownership, occupancy, use or transferability under any applicable Environmental Law which have resulted or would, more likely than not, result in a Material Adverse Effect.

     (c) The Mortgagor will and will cause the Operator to use and operate the Premises and all of its respective facilities thereon in material compliance with all Environmental Laws except where noncompliance, taken singly or with all other instances of noncompliance, has neither resulted nor would, more likely than not, result in a Material Adverse Effect. The Mortgagor will and will cause the Operator to keep all necessary Environmental Permits in effect and remain in material compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws except where noncompliance, when taken singly or with all other instances of noncompliance, has neither resulted nor would, more likely than not, result in a Material Adverse Effect. The Mortgagor shall not, and shall not permit the Operator, to suffer to exist an environmental condition which, when taken singly or with all other such conditions, has resulted or would, more likely than not, result in a Material Adverse Effect. The Mortgagor shall promptly resolve any noncompliance with Environmental Laws and keep the Premises property free of any Lien imposed by any Environmental Law which individually or in the aggregate has resulted or would, more likely than not, result in a Material Adverse Effect.

     (d) The Mortgagor shall conduct, or cause the Operator to conduct, such investigation, study, sampling and testing, and undertake, or cause the Operator to undertake, such cleanup, removal, remedial or other action as may be necessary to comply with all applicable Environmental Laws and any final orders or directives of all governmental authorities; provided however, that, this section shall not apply to any noncompliance with any such orders or directives if and to the extent that the same shall be contested in good faith by timely and appropriate proceedings which are effective to stay enforcement thereof and against which appropriate reserves have been established.

6.3 Right of Entry. In addition to all rights of entry contained in this Mortgage, the Agent shall have the right to enter and inspect the condition of the Premises at any reasonable time and to conduct, or to designate a representative to conduct such inspection, testing, environmental audit or other procedures that the Agent believes are necessary or desirable to determine current compliance with the covenants and representations contained herein.

6.4 Obligations of the Agent and the Banks. Nothing contained in this Article 6 shall obligate the Agent or any of the Banks to take any action with respect to the Premises, any Hazardous Materials thereon, or any condition or activity that is in violation of Environmental Laws or to take any action against any person with respect to such substances, condition or activity.

6.5  Indemnification Provisions.

     (a) The Mortgagor hereby covenants and agrees, at its sole cost and expense, to indemnify, protect, defend and save harmless each and every Indemnitee from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, actions, proceedings, costs, disbursements and/or expenses (including, without limitation, attorneys' and experts' fees, expenses and disbursements) of any kind or nature whatsoever which may at any time be imposed upon, incurred by or asserted or awarded against any Indemnitee relating to, resulting from or arising out of (i) Environmental Claims or
(ii) a material misrepresentation or inaccuracy in any representation or warranty or a material breach of or failure to perform any covenant made by the Mortgagor in this Mortgage.

     (b) The liability of the Mortgagor to each Indemnitee hereunder shall in no way be limited, abridged, impaired or otherwise affected by (i) any amendment or modification of the Loan Documents by or for the benefit of the Mortgagor or any subsequent owner of the Premises, (ii) any extensions of time for payment or performance of all or any portion of the Indebtedness or any other person from the performance or observance of any of the agreements, covenants, terms or conditions contained in the Loan Documents or this Mortgage by operation of law, the Agent's voluntary act or otherwise, (iii) the invalidity or unenforceability of any of the terms or provisions of the Loan Documents, (iv) any exculpatory provision contained in the Loan Documents limiting the Agent's or the Banks' recourse to the Premises or to any other security in the Indebtedness or limiting the Agent's or the Banks' rights to a deficiency judgment against the Mortgagor, (v) any applicable statute of limitations, (vi) any investigation or inquiry conducted by or on behalf of the Agent or any other Indemnitee or any information which the Agent or any other Indemnitee may have or obtain with respect to the environmental or ecological condition of the Premises, (vii) the sale, assignment or foreclosure of the Indebtedness or this Mortgage, (viii) the sale, transfer or conveyance of all or part of the Premises, (ix) the dissolution or liquidation of the Mortgagor, (ix) the release or discharge, in whole or in part, of the Mortgagor, in any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or reorganization, arrangement, readjustment, composition, liquidation or similar proceeding or (xi) any other circumstances which might otherwise constitute a legal or equitable release or discharge, in whole or in part, of the Mortgagor under the Loan Documents or under this Mortgage.

                    ARTICLE 7 - SECURITY AGREEMENT

          This Mortgage is hereby deemed to be as well a security agreement for the purpose of creating a security interest in and to all personal property owned by Mortgagor and comprising the Premises (hereinafter the "Collateral") securing the Indebtedness. This Mortgage also constitutes a financing statement with respect to any and all property included in the Premises which is or may become fixtures. Without derogating any of the provisions of this Mortgage, the Mortgagor by this Mortgage:

     (a) grants to the Agent a security interest in all of the Mortgagor's right, title and interest in and to all Collateral, including, but not limited to, the items referred to above, together with all additions, accessions and substitutions and all similar property hereafter acquired and used or obtained for use on, or in connection with the Premises, and together with the proceeds of the Collateral, which are intended to be hereby secured; however, such intent shall never constitute an expressed or implied consent on the part of the Agent or any of the Banks to the sale of any or all of the Collateral;

     (b) agrees that the security interest hereby granted by this Mortgage shall secure the payment of the Indebtedness, including any judgment, order or decree on the same;

     (c) except as permitted in the Credit Agreement, agrees not to sell, convey, mortgage or grant a security interest in, or otherwise dispose of or encumber, any of the Collateral or any of the Mortgagor's right, title or interest therein without first securing Agent's written consent; and the Agent may, at its sole option, require the Mortgagor to apply the proceeds from the disposition of Collateral in reduction of the Indebtedness hereby secured; provided, however, that the Agent agrees to terminate its interest with respect to any Collateral which is either (i) sold in accordance with the terms of Section 5.04(a) of the Credit Agreement or (ii) sold with the Agent's prior written consent;

     (d) except as expressly permitted in the Credit Agreement, agrees that if any of the Mortgagor's rights in the Collateral are voluntarily or involuntarily transferred, whether by sale, creation of a security interest, attachment, levy, garnishment or other judicial process, without the prior written consent of the Agent, such transfer shall constitute an Event of Default by the Mortgagor under the terms of this Mortgage;

     (e) agrees that upon or after the occurrence of any Event of Default hereunder, the Banks may, with or without notice to the Mortgagor, but subject to the provisions of the Credit Agreement (including the notice requirement set forth in Section 6.02 thereof), exercise their rights to declare all Indebtedness secured by the security interest created hereby immediately due and payable, in which case the Agent shall have all rights and remedies granted by law and more particularly the Uniform Commercial Code as adopted by the State (as the same may be amended, revised, supplemented, substituted or replaced from time to time, the "Code"), including, but not limited to, the right to take possession of the Collateral, and for this purpose may enter upon any premises on which any or all of the Collateral is situated without being deemed guilty of trespass and without liability for damages thereby occasioned, and take possession of and operate said Collateral or remove it therefrom. The Agent shall have the further right to take any action it deems necessary, appropriate or desirable, at its option and in its discretion, to repair, refurbish or otherwise prepare the Collateral for sale, lease or other use or disposition, and to sell at public or private sales or otherwise dispose of, lease or utilize the Collateral or any part thereof in any manner authorized or permitted by law and to apply the proceeds thereof toward payment of any costs and expenses (including reasonable attorneys' fees and legal expenses, to the extent permitted by law) thereby incurred by the Agent and toward payment of the Indebtedness, in such order and manner as the Agent may elect. Any notice given by the Agent as provided herein at least ten (10) days before the time of sale or disposition shall be deemed reasonable and shall fully satisfy any requirements for giving of said notice;

     (f) agrees, to the extent permitted by law and without limiting any rights and privileges herein granted to the Agent, that upon the occurrence of an Event of Default the Agent may dispose of any or all of the Collateral at the same time and place upon giving the same notice provided for in this Mortgage, and in the same manner as the nonjudicial foreclosure sale provided under the terms and conditions of this Mortgage;

     (g) authorizes the Agent to file, in the jurisdiction where this Mortgage will be given effect, one or more financing or continuation statements and amendments thereto, relative to all or any part of the Collateral without the signature of the Mortgagor where permitted by law (a carbon, photographic or other reproduction of this Mortgage or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law); and

     (h) acknowledges that the Mortgagor as of the date hereof, has joined the Agent in the execution of one or more financing statements, to be filed in accordance with the provisions of the Code.

                   ARTICLE 8 - DEFAULTS AND REMEDIES

8.1 Default. Any of the following occurrences or acts shall constitute an Event of Default ("Event of Default") under this
Mortgage: (i) the Mortgagor shall fail to pay the Indebtedness or any Obligation when due or when declared due in accordance with the Credit Agreement prior to the expiration of the cure or grace period applicable thereto, if any; (ii) the Mortgagor shall fail to observe or perform any of its covenants, agreements or obligations under Sections 4.6, 4.7, 4.12, 4.13(b) or 4.17 of this Mortgage;
(iii) the Mortgagor shall fail to observe or perform any of its covenants, agreements or obligations under Sections 4.2, 4.3 or 6.2 of this Mortgage and shall fail to cure such failure within ten
(10) Business Days; (iv) the Mortgagor shall fail to observe or perform any of its covenants, agreements or obligations under any provision of this Mortgage not specifically set forth in clauses
(i), (ii) or (iii) above within thirty (30) Business Days after the giving of written notice to the Mortgagor by any Bank that it is to be remedied; (v) an Event of Default as defined in the Credit Agreement shall occur and shall continue uncured after the expiration of the cure or grace period applicable thereto, if any; or (vi) any representation, warranty or statement (other than any made by any Bank or the Agent pursuant to the Credit Agreement or any Related Writing) made in this Mortgage shall be false or erroneous in any respect when made or deemed made, as the case may be.

8.2 Acceleration of Maturity; Remedies. Upon the occurrence of an Event of Default, at the option of the Banks, in accordance with the provisions of the Credit Agreement, the whole Indebtedness hereby secured shall become immediately due and payable, although the period specified for the payment thereof may not have expired, anything contained in this Mortgage to the contrary notwithstanding, and thereupon or at any time during the existence of such Event of Default, the Agent may proceed to foreclose this Mortgage or otherwise pursue any other right or remedy available under this Mortgage, at law or in equity, including, but not limited to, the rights and remedies set forth in Article 7 hereof and in Sections 8.3 through 8.9 below.

8.3 Power of Sale. Upon the occurrence of an Event of Default, the Agent is hereby granted the right, if and to the extent permitted by law, to sell or cause to be sold at public auction the Premises and to convey the same by the execution and delivery to the purchaser at such sale of good and sufficient deeds and instruments of conveyance in law, pursuant to the statute in such case made and provided, and out of the proceeds of such sale to retain the moneys due under the terms of this Mortgage, the costs and charges of such sale and also the attorneys' fees, if and to the extent required by law, rendering the surplus moneys (if any) to the Mortgagor.

8.4 Performance By the Agent. The Mortgagor hereby agrees that in the event the Mortgagor shall fail to comply with any or all of its covenants, agreements, conditions and stipulations herein set forth and such failure becomes an Event of Default, then the Agent shall be and hereby is authorized and empowered at its option, but without legal obligation so to do, to pay and/or perform the same without waiver of any other remedy, including, without limitation, payment and/or performance (i) of any unpaid obligation secured by any lien on the Premises and all or any part of any unpaid Taxes;
(ii) to effect insurance on the Premises in the amounts required hereunder; and (iii) to enter or have its agents enter upon the Premises whenever necessary for the purpose of inspecting the Premises and curing any Event of Default. The Mortgagor agrees that the Agent and the Banks shall thereupon have a claim against the Mortgagor for all sums paid by the Agent for such Taxes, insurance, rents and defaults cured, together with a lien upon the Premises for the sum so paid plus Default Rate. The Agent, in making any payment herein as hereby authorized in the place and stead of the Mortgagor relating to (i) Taxes, may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the validity of any Tax, sale forfeiture, tax lien or title or claim thereof; or (ii) any adverse title, lien, statement of lien, encumbrance, claim or charge, shall be the sole judge of the legality or validity of same; or (iii) any other purpose herein and hereby authorized, but not enumerated in this Section, may do so whenever, in its good faith judgment and discretion, such advance or advances shall seem necessary or desirable to protect the full security intended to be created by this Mortgage, and provided further that in connection with any advance, the Agent, in the event of apparent or thereafter adverse title, lien or encumbrance, or foreclosure, by the Agent or any other lien claimant, at its option, may and is hereby authorized to obtain a continuation report of title prepared by a title insurance company, the cost and expense of which shall be repayable by the Mortgagor upon demand and shall be hereby secured.

8.5 Appointment of Receiver. In the event an action shall be instituted to foreclose this Mortgage, or prior to foreclosure but after the occurrence of an Event of Default, the Agent shall be entitled to the appointment of receiver of the rents, issues and profits of the Premises as a matter of right and without notice, with power to collect the rents, issues and profits of the Premises due and becoming due during the period of default and/or the pendency of such foreclosure suit to and including the date of confirmation of the sale under such foreclosure and during the redemption period, if any, after such confirmation, such rents and profits being hereby expressly assigned and pledged as security for the payment of the Indebtedness secured by this Mortgage without regard to the value of the Premises or the solvency of any person or persons liable for the payment of the Indebtedness and regardless of whether the Agent and the Banks have an adequate remedy at law. The Mortgagor for itself and for any subsequent owner of the Premises hereby waives any and all defenses to the application for a receiver as above provided and hereby specifically consents to such appointment without notice, but nothing herein contained is to be construed to deprive the holder of this Mortgage of any other right, remedy or privilege it may now have under the law to have a receiver appointed. The provision for the appointment of receiver and the assignment of such rents, issues and profits is made an express condition upon which the loans hereby secured are made. In such event, the court shall at once on application of the Agent or its attorney in such action, ex parte and without notice, appoint a receiver to take immediate possession of, manage and control the Premises, for the benefit of the holder or holders of the Indebtedness and of any other parties in interest, with power to collect the rents and profits of the Premises during the pendency of such action, and to apply the same toward the payment of the Indebtedness, notwithstanding that the Premises or any part thereof is occupied by the Mortgagor or any other person. The rights and remedies herein provided for shall be deemed to be cumulative and in addition to, and not in limitation of, those provided by law; and if there be no receiver so appointed, the Agent itself may proceed to collect the rents, issues and profits from the Premises. From any said rents, issues and profits collected by the receiver or by the Agent prior to a foreclosure sale shall be deducted the cost of collection thereof and the expenses of operation of the Premises, including but not limited to real estate commissions, the receiver's fee and the reasonable fees of its attorney, if any, the Agent's attorney's fees, if permitted by law, and court costs; the remainder shall be applied against the Indebtedness hereby secured. In the event such rents, issues and profits and other income are not adequate to pay all Taxes and other expenses of operation, the Agent may, but shall not be obligated to, advance to any receiver the amounts necessary to operate, maintain and repair the Premises and any such amounts so advanced, together with interest thereon at the Default Rate from and after the date of advancement, shall be secured by this Mortgage and have the same priority of collection as the Indebtedness.

8.6 Taking Possession of the Premises. Upon the occurrence of an Event of Default, the Agent is authorized prior or subsequent to the institution of any foreclosure proceedings to enter upon the Premises, or any part thereof, and to take possession of the Premises and of all books, records and accounts relating thereto and to exercise without interference from the Mortgagor any and all rights which the Mortgagor has with respect to the management, possession, operation, protection or preservation of the Premises, including the right to rent the same for the account of the Mortgagor and to deduct from such rents all costs, expenses and liabilities of every character incurred by the Agent in collecting such rents and in managing, operating, maintaining, protecting or preserving the Premises and to apply the remainder of such rents on the Indebtedness hereby secured in such manner as the Agent may elect. All such costs, expenses and liabilities incurred by the Agent in collecting such rents and in managing, operating, maintaining, protecting or preserving the Premises, if not paid out of rents as hereinabove provided, shall constitute a demand obligation owing by the Mortgagor and shall draw interest from the date of expenditure until paid at the Default Rate, all of which shall constitute a portion of the Indebtedness. If necessary to obtain the possession provided for above, the Agent may invoke any and all legal remedies to dispossess the Mortgagor, including specifically one or more actions for forcible entry and detainer, trespass to try title and restitution. In connection with any action taken by the Agent pursuant to this Section, the Agent shall not be liable for any loss sustained by the Mortgagor resulting from any failure to let the Premises, or any part thereof, or from any other act or omission of the Agent in managing the Premises unless such loss is caused by the willful misconduct or bad faith of the Agent, nor shall the Agent be obligated to perform or discharge any obligation, duty or liability under any lease agreement covering the Premises or any part thereof or under or by reason of this instrument or the exercise of rights or remedies hereunder. Nothing in this Section shall impose any duty, obligation or responsibility upon the Agent and the Banks for the control, care, management or repair of the Premises, nor for the carrying out of any of the terms and conditions of any such lease agreement; nor shall it operate to make the Agent and the Banks responsible or liable for any waste committed on the Premises by the tenants or by any other parties or for any dangerous or defective condition of the Premises, or for any negligence in the management, upkeep, repair or control of the Premises resulting in loss or injury or death to any tenant, licensee, employee or stranger. The Mortgagor hereby assents to, ratifies and confirms any and all actions of the Agent and the Banks with respect to the Premises taken under this Section.

8.7 Remedies Non-Exclusive. Each remedy or right of the Agent and the Banks shall not be exclusive of but shall be in addition to every other remedy or right now or hereafter existing at law or in equity. No delay in the exercise or omission to exercise any remedy or right accruing on any Event of Default hereunder shall impair any such remedy or right or be construed to be a waiver of any such Event of Default or acquiescence therein, nor shall it affect any subsequent Event of Default of the same or different nature. Every such remedy or right may be exercised concurrently or independently and when and as often as may be deemed expedient by the Agent and the Banks.

8.8 Execution of Judgment. If more than one property, lot, parcel, estate or interest is covered by this Mortgage, and if this Mortgage is foreclosed upon, or judgment is entered upon any obligation hereby secured, execution may be made upon any one or more of the properties, lots, estates, parcels or interests and not upon the others, or upon all of such properties or parcels, either together or separately, and at different times or at the same time, and execution sales may likewise be conducted separately or concurrently, in each case at the Agent's election.

8.9 Fees Payable on Foreclosure. In case of foreclosure of this Mortgage in any court of law or equity, whether or not any order or judgment has been entered therein, and to the extent permitted by law, a reasonable sum as aforesaid shall be allowed for attorney's fees of the plaintiff in such proceedings, for stenographer's fees and for all moneys expended for documentary evidence and the cost of a complete abstract of title and title report for the purpose of such foreclosure, such sums to be secured by the lien of this Mortgage; and, to the extent permitted by law, there shall be included in any judgment or decree foreclosing this Mortgage and be paid out of said rents, issues and profits or out of the proceeds of any sale made in pursuance of any such judgment or decree: (i) all costs and expenses of such suit or suits, advertising, sale and conveyance, including attorneys' fees and stenographer's fees, if and to the extent permitted by law, outlays for documentary evidence and the cost of said abstract, examination of title and title report; (ii) all moneys advanced by the Agent, if any, for any purpose authorized in this Mortgage with interest as herein provided; (iii) all the accrued interest remaining unpaid on the Indebtedness; and (iv) the Indebtedness.

             ARTICLE 9 - ASSIGNMENT OF LEASES AND RENTS

          The Mortgagor hereby absolutely and unconditionally assigns to the Agent all of its interest as lessor with respect to all existing and future leases of the Premises (including, without limitation, the Operator Lease). This assignment is a present assignment of the Mortgagor's interest in all such leases and to the rents and profits thereunder as additional collateral for the Indebtedness hereby secured. This assignment of leases and rents is a present, absolute and irrevocable assignment and is made to secure and enforce the payment of the Indebtedness. The Mortgagor hereby irrevocably grants to the Agent the present and continuing right, coupled with an interest, to collect such rents and to enforce such leases and to enter and possess the Premises for such purposes. However, the Agent hereby conditionally waives such right, and grants to the Mortgagor the revocable license to collect and to enforce the same, provided, however, that said waiver and such license of the Mortgagor to collect such rents and to enforce such leases may, after the occurrence of an Event of Default, be revoked by the Agent at any time by giving notice of such revocation to the Mortgagor. All rents collected by the Mortgagor after the giving of such notice of revocation by the Agent shall be held by the Mortgagor as a trust fund for the Agent. Following such notice of revocation, the Agent may retain and apply the rents toward payment of the Indebtedness in such order and manner as the Agent may elect.

                       ARTICLE 10 - GENERAL

10.1 No Waiver. No sale of the Premises, no forbearance on the part of the Agent or the Banks, no extension of the time for the payment of the Indebtedness or any change in the terms thereof consented to by the Agent or any of the Banks shall in any way whatsoever operate to release, discharge, modify, change or affect the original liability of the Mortgagor herein, either in whole or in part. No waiver by the Agent of any breach of any covenant of the Mortgagor herein contained shall be construed as a waiver of any subsequent breach of the same or any other covenant herein contained. The failure of the Agent to exercise the option for acceleration of maturity and/or foreclosure (including sale under power of sale hereunder) following any Event of Default hereunder or to exercise any other option granted to the Agent and the Banks hereunder in any one or more instances, or the acceptance by the Agent and the Banks of partial payments hereunder shall not constitute a waiver of any such Event of Default, nor extend or affect the grace period, if any, but such option shall remain continuously in force with respect to any unremedied or uncured Event of Default. Acceleration of maturity once claimed in accordance with the Credit Agreement may, at the option of the Agent and the Banks in accordance with the Credit Agreement, be rescinded by written acknowledgment to that effect by the Agent, but the tender and acceptance of partial payments alone shall not in any way affect or rescind such acceleration of maturity, or extend or affect the grace period, if any. The Agent and the Banks may pursue their rights without first exhausting their rights hereunder and all rights, powers and remedies hereby conferred upon the Agent and the Banks are in addition to each and every right which the Agent and the Banks may have hereunder at law or equity, and may be enforced concurrently therewith.

10.2 Legal Proceedings. If any action or proceeding be commenced, to which action or proceeding the Agent or any of the Banks is made a party by reason of the execution of this Mortgage or the Indebtedness or in which it becomes necessary to defend or uphold the lien of this Mortgage, or the priority thereof or possession of the Premises, or otherwise to perfect the security hereunder, or in any suit, action, legal proceeding or dispute of any kind in which the Agent or any of the Banks is made a party or appears as party plaintiff or defendant, affecting the Credit Agreement, the Loan Documents, the Indebtedness, this Mortgage, or the interest created herein, or the Premises, including, but not limited to, bankruptcy, probate and administration proceedings, foreclosure of this Mortgage or any condemnation action involving the Premises, all reasonable sums paid by the Agent or any of the Banks for the expense of any litigation to prosecute and defend the rights and liens created hereby shall be paid by the Mortgagor to the Agent, together with interest thereon from the date of payment at the rate of interest then applicable under the Credit Agreement. Any such sum and the interest thereon shall be immediately due and payable and be hereby secured, having the benefit and priority of the lien hereby created.

10.3 Subrogation. Should the proceeds of the Indebtedness, the repayment of which is hereby secured, or any part thereof, or any amount paid out or advanced by the Agent, be used directly or indirectly to pay off, discharge, or satisfy, in whole or in part, any prior lien or encumbrance upon the Premises or any part thereof, then the Agent and the Banks shall be subrogated to such other liens or encumbrances and to any additional security held by the holder thereof and shall have the benefit of the priority of all of the same.

10.4 Release and Partial Release. The Mortgagor agrees, without affecting the liability of any person for payment of the Indebtedness hereby secured or affecting the lien of this Mortgage upon the Premises or any part thereof (other than persons or property explicitly released as a result of the exercise by the Agent of its rights and privileges hereunder), that the Agent, without notice, and without regard to the consideration, if any, paid therefor, and notwithstanding the existence at that time of any inferior liens thereon, may release as to itself and this Mortgage any part of the security herein described or any person liable for the Indebtedness (or any part thereof) hereby secured, without in any way affecting the priority of the lien of this Mortgage to the full extent of the Indebtedness remaining unpaid upon any part of the security not expressly released, and may agree with any party obligated on the Indebtedness or having any interest in the security herein described to extend the time for payment of any part or all of the Indebtedness hereby secured. Such agreement shall not, in any way, release or impair the lien hereof, but shall extend the lien hereof as against the title of all parties having any interest in said security which interest is subject to said lien. In the event the Agent: (i) releases, as aforesaid, any part of the security described herein or any person liable for the Indebtedness (or any part thereof) hereby secured, (ii) grants an extension of time for any payments of the Indebtedness hereby secured, (iii) takes other or additional security for the payment thereof, or (iv) waives or fails to exercise any right granted herein or in the Credit Agreement, or the Loan Documents, no such act or omission shall release the Mortgagor, subsequent purchasers of the Premises or any part thereof, or makers or sureties of this Mortgage under any covenant of this Mortgage or preclude the Agent or any of the Banks from exercising any right, power or privilege herein granted or intended to be granted with respect to any other Event of Default then made or any subsequent Event of Default.

10.5  Subordination.

     (a) The Operator Lease and Operator's rights under the Lease are subordinate to this Mortgage, together with any renewal, consolidation, extension, modification, or replacement thereof, which now or at any time affects the Premises or any interest of the Mortgagor in the Premises. By acceptance of this Mortgage, the Agent agrees that the Agent shall have no right to disturb Operator's possession, use and occupancy of the Premises or Operators's enjoyment of its rights under the Lease unless and until a Lease Default shall occur under the Operator Lease. Any foreclosure action with respect to this Mortgage shall not affect Operator's rights under the Operator Lease unless and until a Lease Default occurs. The foregoing provisions will be self-operative, and no further instrument will be required in order to effect them. However, the Mortgagor shall cause Operator to execute, acknowledge and deliver at any time and from time to time upon demand by the Agent or any other holder of this Mortgage, such documents as may be requested by the Agent or any other holder of this Mortgage to confirm or effect such subordination, provided that any such document shall include a non-disturbance provision as set forth in this Section satisfactory to Operator.

     (b) Notwithstanding the provisions of Subparagraph (a) above, at the option of the Agent, this Mortgage shall become subject and subordinate in whole or in part (but not in respect to the priority of entitlement to insurance proceeds or any award in condemnation) to any or all leases and/or subleases (including, without limitation, the Operator Lease) of all or any part of the Premises, upon the execution by the Agent and recording thereof, at any time hereafter, in the Office of the County Recorder where the Premises are situated, a unilateral declaration to that effect.

10.6 Waiver of Homestead Rights and Appraisement. To the extent permitted by law with respect to the Indebtedness and any renewals or extensions thereof, the Mortgagor waives, relinquishes and renounces any and all homestead and exemption rights and all benefit of any and every law now or hereafter in force to exempt from levy and sale, as well as the benefit of all valuation and appraisement privileges and moratoria under or by virtue of the constitution and laws of the State or any other state or of the United States, now existing or hereafter enacted.

10.7 Covenants to Run with the Land. All the covenants hereof shall run with the land.

10.8 No Claims Against Agent or the Banks. Nothing contained in this Mortgage shall constitute any request by the Agent or any of the Banks, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof, or be construed to give the Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would provide the basis for any claim either against the Agent or any of the Banks or that any lien based on the performance of such labor or services or the furnishing of any such materials or other property prior to the lien of this Mortgage.

10.9 Further Assurances. The Mortgagor shall execute, acknowledge and deliver any and all such further acts, conveyances, documents, mortgages and assurances as the Agent may reasonably require for accomplishing the purpose hereof forthwith upon the request of the Agent, whether in writing or otherwise. If the Mortgagor shall not have delivered to the Agent duly executed statements or agreements referred to hereinabove within ten (10) days of the Agent's demand therefor, the Agent may file such Uniform Commercial Code financing statements or agreements in the name of the Mortgagor.
TheMortgagor hereby appoints the Agent as its attorney-in-fact in connection with any of the applicable Premises covered by this Mortgage, to execute and file on its behalf any Uniform Commercial Code financing statements or other statements in connection therewith with the appropriate public office. This power, being coupled with an interest, shall be irrevocable so long as this Mortgage remains in effect. The Mortgagor, within ten (10) days after request by the Agent, will furnish a written statement duly acknowledged, of the amount due upon this Mortgage and the Indebtedness (both unpaid principal and accrued interest) and whether any offset or defenses exist against the Indebtedness, and any other information which might reasonably be requested in connection with (i) the sale of the loan by the Agent or any of the Banks to any third party or (ii) an audit of the Agent or any of the Banks, which statement expressly shall provide that it may be relied on for such purposes.

10.10 Recordation. At the request of the Agent, the Mortgagor, at its expense, will cause all instruments of further assurance requested by the Agent (including, without limitation, all necessary amendments, supplements and continuation statements) at all times to be kept recorded, filed and registered in such manner and in such places as may be required by law in order fully to establish, preserve and protect the lien of this Mortgage as a valid first mortgage lien on all real property, fixtures and interests therein included in the Premises, subject only to the Permitted Encumbrances and any other Liens permitted by the Credit Agreement, and a valid, perfected first priority security interest in the Collateral, subject only to the Permitted Encumbrances and any other Liens permitted by the Credit Agreement (including, in each such case, without limitation, any such properties acquired after the execution hereof), and the rights of the Agent and the Banks as to the Premises. However, neither a demand so made by the Agent, nor the failure of the Agent or any of the Banks to make any such demand, shall be construed as a release of any such Premises, or any part thereof, from the lien of this Mortgage, it being understood and agreed that this covenant and any security instrument delivered to the Agent or any of the Banks pursuant hereto are cumulative and given as additional security.

10.11 Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Mortgagor, at its address at One SeaGate, Suite 1950, Toledo, Ohio 43604, Attention: Ms. Erin C. Ibele; if to any Bank, at its Lending Office specified opposite its name on Schedule I to the Credit Agreement; and if to the Agent, at its address at 1900 East Ninth Street, Cleveland, Ohio, Attention: Metro Ohio Division or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Agent pursuant to Article 8 shall not be effective until received by the Agent.

10.12 Governing Law. The Indebtedness secured hereby was incurred in the State of Ohio pursuant to various documents executed in the State of Ohio in connection with a multi-state transaction governed by the laws of the State of Ohio. This Mortgage and all substantive terms and provisions hereof shall be governed by and construed according to the laws of the State of Ohio, except to the extent that the creation, attachment and enforcement of the lien of this Mortgage must be governed by the laws of the State.

10.13 Conflict With Laws. If any provision(s) hereof are in conflict with any statute or rule of law of the State, or are otherwise unenforceable for any reason whatsoever, then such provision(s) shall be deemed null and void to the extent of such conflict or unenforceability, but shall be deemed separable from and shall not invalidate any other provisions of this Mortgage.

10.14 Interest Limitation. Nothing herein contained nor any transaction related thereto shall be construed or shall so operate either presently or prospectively to require the Mortgagor (a) to pay interest at a rate greater than is now lawful in such case to contract for, but shall require payment of interest only to the extent of such lawful rate, or (b) to make any payment or do any act contrary to law, but if any clause and provision herein contained shall otherwise so operate to invalidate this Mortgage, in whole or in part, then such clauses and provisions only shall be held for naught as though not herein contained and the remainder of this Mortgage shall remain operative and in full force and effect. Any interest paid in excess of the lawful rate shall be refunded to the Mortgagor. Such refund shall be paid by application of the excessive amount of interest paid against the Indebtedness and shall be applied in such order as the Agent may determine. If the excessive amount of interest paid exceeds the Indebtedness, the portion exceeding the Indebtedness shall be refunded in cash by the Agent. Any such crediting or refund shall not cure or waive any default by the Mortgagor hereunder or under the Indebtedness. The Mortgagor agrees, however,that in determining whether or not any interest payable under the Indebtedness or this Mortgage exceeds the highest rate permitted by law, any non-principal payment (except payments specifically stated in the Indebtedness to be "interest"), including without limitation prepayment premiums and late charges, shall be deemed, to the extent permitted by law, to be an expense, fee, premium or penalty rather than interest.

10.15 Rules of Construction. Whenever used, the singular number shall include the plural, the plural the singular and the use of any gender shall include all genders. Each defined term used herein and not otherwise defined herein hall have the meaning ascribed such term in the Credit Agreement. All of the covenants of the Mortgagor herein contained are joint and several.

10.16 Successors and Assigns; Assignment. This Mortgage is binding upon the Mortgagor, its successors and assigns, and the rights, powers and remedies of the Agent under this Mortgage shall inure to the benefit of the Agent and its successors and assigns. The Mortgagor may not assign its obligations or rights hereunder without the consent of the Agent and each of the Banks. Each of the Agent and the Banks may assign its rights hereunder subject to the limitations set forth in Article VIII of the Credit Agreement.

10.17 Amendments and Waivers. No amendment or waiver of any provision of this Mortgage, nor consent to any departure by the Mortgagor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks (as defined in the Credit Agreement), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) reduce the principal of, or interest on, any fees or other amounts payable hereunder,
(b) change the method of computing of interest or any fee, (c) release any Operator Lease Document from the operation of this Mortgage other than as provided in Section 2.08 of the Credit Agreement, (d) amend this Section 10.17 or (e) amend, modify or waive any provision of this Mortgage where such provision requires consent or waiver by all Banks or any amendment of such a provision which would amend such requirement of consent by all Banks; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under this Mortgage.

10.18 Waiver of Jury Trial. THE PARTIES ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT AND THE RELATED WRITINGS WOULD INVOLVE DIFFICULT AND COMPLEX ISSUES AND THEREFORE AGREE THAT ANY LAW SUIT GROWING OUT OF OR INCIDENTAL TO ANY SUCH CONTROVERSY WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. THE MORTGAGOR CONFIRMS THAT THE FOREGOING WAIVER IS INFORMED AND FREELY MADE.

10.19  Jurisdiction; Venue, Inconvenient Forum.

     (a) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY OHIO STATE COURT OR FEDERAL COURT OF THE UNITED STATED OF AMERICA SITTING IN CUYAHOGA COUNTY, OHIO, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS MORTGAGE, THE CREDIT AGREEMENT, ANY COLLATERAL DOCUMENT OR ANY RELATED WRITING OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH OHIO STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS MORTGAGE, THE CREDIT AGREEMENT, ANY COLLATERAL DOCUMENT OR ANY RELATED WRITING IN THE COURTS OF ANY JURISDICTION.

     (b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS MORTGAGE, THE CREDIT AGREEMENT, ANY COLLATERAL DOCUMENT OR ANY OTHER RELATED WRITING IN ANY OHIO STATE OR FEDERAL COURT SITTING IN OHIO. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. THE MORTGAGOR CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

10.20 Certain Defined Terms. As used herein, the term "Agent" means National City Bank, a national banking association, acting in its capacity as agent for its benefit and the ratable benefit of the Banks, together with its successors and assigns in such capacity, and the term "Banks" means National City Bank and certain other banks as set forth in the Credit Agreement, and such other banks as may become parties to the Credit Agreement from time to time, together with their respective successors and assigns.

                     ARTICLE 11 - DEFEASANCE

          The condition of this Mortgage is that if either (a) the Mortgagor shall punctually pay the Indebtedness and all other obligations hereby secured when due and owing, and shall perform the covenants of the Mortgagor arising from the Indebtedness, and shall punctually perform all of the Mortgagor's covenants and agreements herein contained, or (b) the Mortgagor shall satisfy the requirements of Section 2.08(b), 2.08(d) or 2.08(e) of the Credit Agreement, this Mortgage shall be released by the Agent, at the cost and expense of the Mortgagor; otherwise the same shall remain in full force and virtue in law. In case of failure of the Agent to so release this Mortgage, all claims for statutory penalties and damages are hereby waived.

          IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be duly executed and delivered in Cleveland, Ohio as of the day and year first above written.

Signed and acknowledged                The "Mortgagor":
in the presence of:
                                       HEALTH CARE REIT, INC.

______________________________     By:____________________________
Signature of Witness
(as to both signatures)           Print
                                   Name:__________________________

Print
Name:________________________      Title:_________________________



_____________________________      And:___________________________
Signature of Witness
(as to both signatures)           Print
                                   Name:__________________________

Print
Name:________________________      Title:_________________________



STATE OF OHIO       )
                    )  SS:
COUNTY OF CUYAHOGA  )

          BEFORE ME, a Notary Public in and for said County, personally appeared HEALTH CARE REIT, INC., a Delaware corporation (the "Mortgagor"), by _______________________________________, its
_____________________ and  __________________________________, its
___________________ who acknowledged that they did sign the foregoing Mortgage and that the same is the free act and deed of said corporation and of the Mortgagor, and the free act and deed of each of them personally and as such officer.

          IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Cleveland, Ohio, this _______ day of __________________, 1994.


                             ____________________________________
                             Notary Public

                             My Commission Expires:



This instrument Prepared By:

CALFEE, HALTER & GRISWOLD
Suite 1800
800 Superior Avenue
Cleveland, Ohio 44114-2688

                            EXHIBIT 1
                               TO
   AMENDED AND RESTATED OPEN-END MORTGAGE, ASSIGNMENT OF RENTS
                     AND SECURITY AGREEMENT
                 Legal Description of Premises

                            EXHIBIT 2
                               TO
   AMENDED AND RESTATED OPEN-END MORTGAGE,ASSIGNMENT OF RENTS
                     AND SECURITY AGREEMENT

                     Permitted Encumbrances


1.   Liens permitted under the Credit Agreement.

2. Real property taxes and assessments, both general and special, which are a lien but not yet due and payable.

3.   Zoning ordinances, if any.

4. Lease Agreement between the Mortgagor and ___________________, dated ______, as amended by __________________________.